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                                                                     Exhibit (b)

                                 LOAN AGREEMENT
                                 --------------


                  THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of this 9th day of July, 1997 by and between (i) FRISCH'S RESTAURANTS, INC., an Ohio corporation (the "Borrower"), and (ii) STAR BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                  1. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Agreement and to agree to make the Loan described in SECTION 4 hereof, the Borrower makes the following representations and warranties:

                  (a) EXISTENCE. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Ohio, and each Subsidiary (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Borrower and each Subsidiary is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the failure to be so qualified by the Borrower or the Subsidiary would have a material adverse effect on its business, prospects or financial condition. "Subsidiary" for purposes hereof means any corporation or other entity the majority of the voting stock of which is owned, directly or indirectly, beneficially or of record, by the Borrower or any Subsidiary, or which is otherwise controlled, directly or indirectly, by the Borrower or any Subsidiary.

                  (b) AUTHORITY. The Borrower and each Subsidiary has full power and authority to own its properties and to conduct its business as such business is now being conducted, and the Borrower has full power and authority to execute, deliver and perform under this Agreement, the Note (as hereinafter defined), the Mortgages (as hereinafter defined), the Security Agreements (as hereinafter defined), the Financing Statements (as hereinafter defined), the Life Insurance Assignments (as hereinafter defined) and all other documents and instruments executed in connection with or otherwise relating to this Agreement or the Loan (collectively, the "Loan Documents").

                  (c) BORROWING AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents: (i) have been duly authorized by all requisite corporate action; (ii) do not and will not violate (A) any provision of any law, statute, rule or regulation, (B) any order, judgment or decree of any court, arbitrator or other agency of government, (C) the Articles of Incorporation or Code of Regulations or other organizational or governing documents of the Borrower, or (D) any provision of any agreement (including, without limitation, any agreement with stockholders) to which the Borrower or any Subsidiary is a party or subject, or by which it or any of


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its properties or assets are bound; (iii) do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any Subsidiary, except in favor of the Bank as provided herein; and (iv) do not and will not require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body. This Agreement and the other Loan Documents have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (d) FINANCIAL INFORMATION AND REPORTS. EXHIBIT A to this Agreement is a complete list of the financial statements and projected financial statements furnished by the Borrower to the Bank in connection with the borrowings to be made hereunder. Each such historical financial statement fairly presents in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries and the results of their operations as of the date (or with respect to the period) noted in such financial statements. Other than any liability incident to any actions described in EXHIBIT B to this Agreement, neither the Borrower nor any Subsidiary has any material contingent liabilities required to be disclosed under generally accepted accounting principles which are not provided for or disclosed in such financial statements. Each such statement (including any related schedule and/or notes) is true, correct and complete in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and has been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. No such statement omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which it was made. Other than the impairment loss previously disclosed to the Bank resulting from the closing of fifteen (15) restaurant locations, at this time in the amount of approximately Four Million Six Hundred Thousand Dollars ($4,600,000), there has been no material adverse change in the business, operations or condition (financial or otherwise) of the Borrower or any Subsidiary since the date of the most recent of such financial statements.

                  (e) INDEBTEDNESS. Neither the Borrower nor any Subsidiary has any Indebtedness (as hereinafter defined) other than Permitted Indebtedness (as hereinafter defined), or has guaranteed the obligations of any other person (except by endorsement of negotiable instruments payable on sight for deposit or collection or similar banking transactions in the usual course of business), and to the best of the Borrower's knowledge after diligent investigation, there exists no default under the provisions of any instrument evidencing any Indebtedness of the Borrower or any Subsidiary or of any agreement relating thereto. "Indebtedness" as

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used herein means all indebtedness for borrowed money which in accordance with generally accepted accounting principles would be considered as a liability, all rental obligations under leases required to be capitalized under generally accepted accounting principles, all guarantees and other contingent obligations in respect of, or obligations to purchase or otherwise acquire, Indebtedness of others, and Indebtedness of others secured by any lien on property owned by the Borrower or any Subsidiary, whether or not the Borrower or such Subsidiary has assumed such Indebtedness.

                  (f) ACTIONS. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary before any court, arbitrator or administrative or governmental agency except for those described in EXHIBIT B to this Agreement, none of which might result in any material adverse change in the business, operations or condition (financial or otherwise) of the Borrower or any Subsidiary, nor, to the best of the Borrower's knowledge after diligent investigation, is there any basis for any such action which might result in such a material adverse change.

                  (g) TITLE TO PROPERTY. The Borrower and each Subsidiary has good and marketable title to its real properties (other than properties which it leases as lessee) and good title to all of its other properties and assets, including the properties and assets reflected in the most recent balance sheet described in EXHIBIT A hereto (other than properties and assets disposed of in the ordinary course of business since the date thereof), free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof (each, a "Lien"), other than the following (each, a "Permitted Lien"): (i) Liens described on EXHIBIT C hereto, (ii) leases required under generally accepted accounting principles to be capitalized on the Borrower's or such Subsidiary's books ("Capitalized Leases") which are permitted under SECTION 2(M) BELOW, and
(iii) Liens in favor of the Bank as provided herein. The Borrower and each Subsidiary is in undisturbed possession under all leases necessary in any material respect for the operation of its business, and no such leases contain any unusual or burdensome provisions which might materially affect or impair the Borrower's or the Subsidiary's operations thereunder. All such leases are valid and in full force and effect.

                  (h) EMPLOYEE BENEFIT PLANS. To the best of the Borrower's knowledge after diligent investigation, no "reportable event" or "prohibited transaction," as defined by the Employee Retirement Income Security Act of 1974 ("ERISA") has occurred or is continuing, as to any plan of the Borrower or any of its affiliates which poses a threat of taxes or penalties against or termination

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of such plans (or trusts related thereto). Neither the Borrower nor any of its affiliates has violated in any material respect the requirements of any "qualified pension benefit plan," as defined by ERISA and the Internal Revenue Code of 1986, or done anything to create any material liability under the Multi-Employee Pension Plan Amendment Act. Neither the Borrower nor any of its affiliates has incurred any material liability to the Pension Benefit Guarantee Corporation (the "PBGC") in connection with such plans, including, but not limited to, any "funding deficiency" (as defined by ERISA).

                  (i) PURPOSE OF LOAN. Proceeds of the Loan shall be used only for the purpose of purchasing, prior to September 1, 1997, shares of the Borrower's common stock pursuant to an issuer tender offer for an aggregate purchase price not to exceed Eighteen Million Dollars ($18,000,000) (the "Stock Purchase"). The Loan is not and shall not be secured, directly or indirectly, by any stock for the purpose of purchasing or carrying any margin stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

                  (j) COMPLIANCE. The Borrower and each Subsidiary is in compliance in all material respects with all laws, statutes, ordinances, rules, regulations and orders of any governmental entity (including, but not by way of limitation, any such laws, statutes, ordinances, rules, regulations and orders related to ecology, human health and the environment) applicable to it.

                  (k) ADVERSE CONTRACTS AND CONDITIONS. Neither the Borrower nor any Subsidiary is a party to any contract or agreement, or subject to any charge, restriction, judgment, decree or order, materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, nor a party to any labor dispute. There are no restrictions applicable to any Subsidiary which might limit its ability to pay dividends or make loans to the Borrower.

                  (l) TAXES. The Borrower and each Subsidiary has filed all federal, state and local tax returns and other reports which it is required by law to file, has paid all taxes, assessments and other similar charges that are due and payable, other than taxes, if any, being contested by the Borrower or a Subsidiary in good faith and as to which adequate reserves have been established in accordance with generally accepted accounting principles, and has withheld all employee and similar taxes which it is required by law to withhold. Federal income tax returns of the Borrower and each Subsidiary have been examined by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended May 30, 1993.

               2. BORROWER'S COVENANTS. The Borrower agrees that, from the date of this Agreement and until the Loan is paid in full

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and all obligations under this Agreement are fully performed, and the commitment of the Bank to make the Loan hereunder has terminated:

                  (a) FINANCIAL COVENANTS. The Borrower shall comply with each of the financial covenants set forth in EXHIBIT D to this Agreement (collectively, the "Financial Covenants").

                  (b) FINANCIAL STATEMENTS; PERIODIC REPORTS. The Borrower shall furnish to the Bank: (i) as soon as practicable and in any event within ninety
(90) days after the last day of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and consisting of a consolidated balance sheet as at the end of such fiscal year and consolidated statements of earnings, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative consolidated form corresponding consolidated figures from the preceding annual audit, certified by a nationally-recognized firm of independent certified public accountants, whose certificate shall be in scope and substance reasonably satisfactory to the Bank and shall include, without limitation, a certification that in auditing the Borrower, such accountant has obtained no knowledge of an Event of Default hereunder, or if any Event of Default exists, specifying the nature and period of existence thereof, and accompanied by such accountant's management letter with respect thereto; (ii) as soon as practicable and in any event within forty-five (45) days after the last day of each of the Borrower's first three fiscal quarters and by August 10 after the end of each of the Borrower's fourth fiscal quarters, a copy of the Borrower's unaudited financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, and consisting of a consolidated balance sheet as at the end of such fiscal quarter and consolidated statements of earnings, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the then-current fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, and certified by an authorized financial officer of the Borrower, subject to changes resulting from year-end adjustments; (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Borrower shall send to its stockholders and copies of all registration statements (without exhibits) and all regulatory and periodic reports which the Borrower files with the Securities and Exchange Commission (the "SEC") or any governmental body or agency succeeding to the functions of the SEC; and (iv) with reasonable promptness, such other financial data in such form as the Bank may

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reasonably request, provided that the Bank shall keep such data confidential to the extent required by applicable securities laws.

                  Together with each delivery of financial statements required under clauses (i) and (ii) above, the Borrower shall deliver a certificate of its Chief Financial Officer (A) setting forth the aggregate amount of rental payments made during such fiscal period by the Borrower or any Subsidiary which were of the kinds subject to restriction under SECTION 2(M) below, (B) setting forth the aggregate amount of interest accrued during such fiscal period on Indebtedness of the Borrower or any Subsidiary and (C) stating that, to the best of such Chief Financial Officer's knowledge after diligent investigation, no Event of Default hereunder then exists, or if such an Event of Default hereunder does then exist, specifying the nature thereof, the period of existence thereof, and the action the Borrower proposes to take with respect thereto. The Borrower further agrees that promptly upon the President or Chief Financial Officer of the Borrower obtaining knowledge of an event that constitutes an Event of Default hereunder, the Borrower shall deliver to the Bank a certificate specifying the nature thereof, the period of existence thereof, and the action the Borrower proposes to take with respect thereto. The Bank is authorized to deliver a copy of any financial statement or other communication or document delivered to it pursuant to this SECTION 2(B) to any regulatory body having jurisdiction over it if such delivery is required by such regulatory body. The Borrower and each Subsidiary shall permit the Bank and its agents and representatives, at the expense of the Bank, to inspect its real and personal property and to verify accounts and inspect and make copies of or extracts from its books, records and files, and to discuss its affairs, finances and accounts with its principal officers, all at such reasonable times and as often as the Bank may reasonably request.

                  (c) INSURANCE. The Borrower shall, and shall cause each Subsidiary to, maintain with responsible carriers All Risk coverage for the full replacement value of all of its real and personal property, except that the Borrower and each Subsidiary may self-insure risks to its real and personal property in an amount not to exceed Five Hundred Thousand Dollars ($500,000), and maintain with responsible carriers general public liability insurance coverage including Excess liability coverage in an amount not less than Twenty-Five Million Dollars ($25,000,000), except that the Borrower and each Subsidiary may self-insure general public liability risks in an amount not to exceed Five Hundred Thousand Dollars ($500,000) per occurrence during the term of this Agreement. The Borrower shall deliver to the Bank, together with delivery of the financial statements required under SECTION 2(B)(I) above, a certificate specifying the details of all such insurance in effect. The Borrower shall pay all premiums on the Life Insurance Policies (as hereinafter defined) on or before the date due and otherwise maintain the Life Insurance Policies in full

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force and effect, and except for any existing loans as shown on EXHIBIT E hereto, the Borrower shall not obtain any loans against the Life Insurance Policies. The Borrower shall promptly notify the Bank as soon as the Borrower is no longer prohibited by regulatory authorities from assigning to the Bank policies 0574-5222 and 5743-891 now issued by Confederation Life Insurance Company, and shall thereupon execute and deliver (or cause to be executed and delivered) to the Bank Life Insurance Assignments (as hereinafter defined) with respect thereto. Upon the death of any insured under the Life Insurance Policies, whether or not an Event of Default hereunder then exists, the Bank shall have the right to require application of the portion of the insurance proceeds payable under such Life Insurance Policy which represents the cash surrender value thereof to the repayment of the Loan.

                  (d) TAXES. The Borrower shall, and shall cause each Subsidiary to, file all federal, state and local tax returns and other reports it is required by law to file, and shall pay when due all taxes, assessments and other liabilities, except that the Borrower and any Subsidiary shall not be obligated to pay any taxes or assessments which it is contesting in good faith, provided that adequate reserves therefor are established in accordance with generally accepted accounting principles, that such contests will not materially adversely affect the Borrower's or any Subsidiary's operations or financial condition, and that such taxes and assessments are promptly paid when the dispute is finally determined.

                  (e) EXISTENCE AND STATUS. The Borrower shall, and shall cause each Subsidiary to, maintain its existence in good standing under the laws of each jurisdiction described in SECTION 1(A) of this Agreement, provided that the Borrower or any Subsidiary may change its jurisdiction of incorporation if it shall remain in good standing under the laws thereof.

                  (f) MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each Subsidiary to, maintain to the extent consistent with good business practices all of its real and personal property in good condition and repair, not commit or permit any waste thereof, and not, except in the ordinary course of business, remove or permit the removal of any improvement, accession or fixture therefrom that may in any way materially impair the value of said property.

                  (g) COMPLIANCE WITH LAW. The Borrower shall, and shall cause each Subsidiary to, comply at all times with all laws, statutes, ordinances, rules, regulations and orders of any governmental entity (including, but not by way of limitation, such laws, statutes, ordinances, rules, regulations and orders relating to ecology, human health and the environment) having jurisdiction over it or any part of its assets, where such failure to comply would have a material adverse effect on the Borrower's or any

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Subsidiary's operations or financial condition or the ability of the Borrower to perform its obligations hereunder. The Borrower and each Subsidiary shall obtain and maintain all permits, licenses, approvals and other similar documents required by any such laws, statutes, ordinances, rules, regulations or orders.

                  (h) NOTICE. The Borrower shall notify the Bank in writing, promptly upon the Borrower's learning thereof, of: (i) any litigation, suit or administrative proceeding which may materially affect the operations, financial condition or business of the Borrower or any Subsidiary, whether or not the claim is considered by the Borrower to be covered by insurance, unless the applicable insurer has agreed to defend any such claim and cover the liability therefor; (ii) the occurrence of any material event described in Section 4043 of ERISA or any anticipated termination, partial termination or merger of a "Plan" (as defined in ERISA) or a transfer of the assets of a Plan; (iii) any labor dispute to which the Borrower or any Subsidiary may become a party; (iv) any default by the Borrower or any Subsidiary under any note, indenture, loan agreement, mortgage, lease or other similar agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its assets are bound; and (v) any default by any obligor under any material note or other evidence of debt payable to the Borrower or any Subsidiary.

                  (i) LIENS. The Borrower shall not, and shall not permit any Subsidiary to, create, assume or permit to exist any Lien with respect to any of its assets, whether now owned or hereafter acquired, except Permitted Liens.

                  (j) INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except the following (each, "Permitted Indebtedness"): (i) Indebtedness incurred under this Agreement and other Indebtedness to the Bank; (ii) outstanding Indebtedness reflected in the historical financial statements listed in EXHIBIT A attached hereto (but not any refinancing or refunding of such Indebtedness);
(iii) Indebtedness described in EXHIBIT E attached hereto; and (iv) Indebtedness incurred in connection with Capitalized Leases permitted under SECTION 2(M) below.

                  (k) LOANS; INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or own or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any person or entity, except that the Borrower or any Subsidiary may: (i) make or permit to remain outstanding loans or advances to any Subsidiary or the Borrower; (ii) own or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such acquisition will be a Subsidiary; (iii) own or acquire prime commercial paper and certificates of deposit in United States

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commercial banks having capital resources in excess of Fifty Million Dollars
($50,000,000), in each case due within one (1) year from the date of purchase and payable in United States dollars, obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, and repurchase agreements with such banks for terms of less than one (1) year in respect of the foregoing certificates and obligations; (iv) make travel advances in the ordinary course of business to officers and employees or other advances in the ordinary course of business to officers and employees (excluding advances to employees for relocation purposes) not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000) in the aggregate at any time outstanding for the Borrower and all Subsidiaries; (v) make advances to employees for relocation purposes not to exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate at any time outstanding for the Borrower and all Subsidiaries; (vi) own or acquire money-market preferred stock in an amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000); and (vii) make or permit to remain outstanding loans or advances to, or own or acquire stock, obligations or securities of, any other person or entity, provided that the aggregate principal amount of such loans and advances (excluding loans which are fully secured by real estate consisting of former restaurant locations), plus the aggregate amount of the investment (at original cost) in such stock, obligations and securities, shall not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding for the Borrower and all Subsidiaries. In addition, the Borrower shall be permitted to engage in the Stock Purchase.

                  (l) MERGER AND SALE OF ASSETS. Without the prior written consent of the Bank, the Borrower shall not, and shall not permit any Subsidiary to, merge or consolidate with any other corporation, or sell, lease or transfer or otherwise dispose of any of its assets, including, without limitation, the stock of any Subsidiary, or sell with recourse or discount or otherwise sell for less than the face value thereof any of its notes or accounts receivable, except that without the prior written consent of the Bank: (i) any Subsidiary may merge or consolidate with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries;
(ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or another Subsidiary; and (iii) the Borrower or any Subsidiary may otherwise sell, lease, transfer or otherwise dispose of any inventory in the ordinary course of business and any of its other assets having a book value of less than Twenty Thousand Dollars ($20,000) provided that the aggregate book value of all such assets so sold, leased, transferred or otherwise disposed of by the Borrower and its Subsidiaries during any fiscal year shall not exceed One Hundred Thousand Dollars ($100,000). The Bank may condition any required consent to the sale, lease, transfer or other disposition of assets of the Borrower and its Subsidiaries on the agreement of the Borrower to

                                      - 9 -

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apply, or cause the application of, all net after-tax proceeds therefrom to prepayment of the principal balance of the Loan. The Borrower agrees to diligently pursue the sale of all assets, including the real estate, improvements, fixtures and equipment, associated with the restaurants located on the properties described on EXHIBIT F attached hereto (collectively, the "Designated Properties"), as well as the sale of the Borrower's interest as a limited partner in the Cincinnati Reds, and to apply, or cause the application of, all net after-tax proceeds thereof to prepayment of the principal balance of the Loan, and the Bank agrees that it will not unreasonably withhold its consent to any such sale.

                  (m) LEASE/RENTALS. The Borrower shall not, and shall not permit any Subsidiary to, enter into, or permit to remain in effect, any agreements to rent or lease (as lessee): (i) any real or personal property (excluding data processing and office equipment, vehicles, commissary production equipment and real property used for restaurant facilities) for initial terms (including options to renew or extend any term, whether or not exercised) exceeding three (3) years if after giving effect thereto the aggregate amount of all payments in any fiscal year payable by the Borrower and its Subsidiaries to lessors under all such leases would exceed Five Hundred Thousand Dollars ($500,000); or (ii) any real property for restaurant facilities if after giving effect thereto (A) the aggregate amount of all payments, including those payments which constitute Capitalized Lease obligations or long-term debt, in any fiscal year payable by the Borrower and its Subsidiaries to lessors under all such leases would exceed a sum equal to four percent (4%) of the aggregate sales made by the Borrower and its Subsidiaries from restaurants during the preceding fiscal year or (B) the aggregate amount of all payments, excluding those payments which constitute Capitalized Lease obligations or long-term debt, in any fiscal year payable by the Borrower and its Subsidiaries to lessors under all such leases would exceed a sum equal to two percent (2%) of the aggregate sales made by the Borrower and its Subsidiaries from restaurants during the preceding fiscal year.

                  (n) RESTRICTIONS ON TRANSACTIONS WITH STOCKHOLDERS AND OTHER AFFILIATES. Except as otherwise expressly permitted under this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction reportable under Item 404(a) of Regulation S-K of the SEC except in the ordinary course of business, pursuant to the reasonable requirements of its business, and upon fair and reasonable terms which are fully disclosed to the Bank and are no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary could obtain in a comparable arm's length transaction with an unrelated third party.

                  (o) BOOKS AND RECORDS. The Borrower shall, and shall cause each Subsidiary to, keep and maintain complete books of

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accounts, records and files with respect to its business in accordance with generally accepted accounting principles consistently applied in accordance with past practices and shall accurately and completely record all transactions therein.

                  (p) BUSINESS ACTIVITIES. The Borrower shall, and shall cause each Subsidiary to, continue to engage in the types of business activities in which it is currently engaged or other activities involving food service and wholesaling food and related products, and shall not, and shall not permit any Subsidiary to, be engaged in any business activities other than the types in which it is currently engaged or other activities involving food service, lodging and wholesaling food and related products.

                  (q) ENVIRONMENTAL MATTERS. The Borrower represents, warrants and covenants with the Bank that: (i) neither the Borrower nor any of its Subsidiaries nor, to the best of the Borrower's knowledge, after due investigation, any other person or entity, has used or permitted any Hazardous Substances (as hereinafter defined) to be placed, held, stored or disposed of on any of the Designated Properties, in violation of any Environmental Laws (as hereinafter defined); (ii) none of the Designated Properties now contains any Hazardous Substance in violation of any Environmental Laws; (iii) there have been no complaints, citations, claims, notices, information requests, orders (including but not limited to clean-up orders) or directives on environmental grounds made or delivered to, pending or served on, or anticipated by the Borrower or any of its Subsidiaries, or of which the Borrower, after due investigation, including consideration of the previous uses of the Designated Properties and meeting the standard under 42 U.S.C. Section 9601(35)(B)(1986), is aware or should be aware (A) issued by a governmental department or agency having jurisdiction over any of the Designated Properties, or (B) issued or claimed by any persons, agencies or organizations or affecting any of the Designated Properties; and (iv) neither the Borrower nor any of its Subsidiaries, so long as any of the Indebtedness under this Agreement remains unpaid, shall allow any Hazardous Substances to be placed, held, stored or disposed on any of the Designated Properties or incorporated into any improvements on any of the Designated Properties in violation of any Environmental Laws. The term "Hazardous Substance" shall mean any solid, hazardous, toxic or dangerous waste, substance or material defined as such in or for the purpose of the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Super-Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any Hazardous Substance (the "Environmental Laws", as now or at any time hereafter in effect).

                  The Borrower agrees to indemnify and hold the Bank harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever, paid, incurred or suffered by, or asserted against the Bank for, with respect to, or as a direct or indirect result of, any of the following: (i) the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from any of the Designated Properties of any Hazardous Substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any of the Environmental Laws); or (ii) any liens against any of the Designated Properties or any interest or estate in any of the Designated Properties, created, permitted or imposed by the Environmental Laws, or any actual or asserted liability of or obligations of the Borrower or any of its Subsidiaries under the Environmental Laws.

                  The Borrower shall immediately notify the Bank should the Borrower become aware of any Hazardous Substance on any of the Designated Properties in violation of any Environmental Laws or any claim that any of the Designated Properties may be contaminated by any Hazardous Substance in violation of any Environmental Laws. The Borrower shall, at its own cost and expense, be responsible for the cleanup of any Hazardous Substance caused, or knowingly permitted, by the Borrower or any of its Subsidiaries to be on any of the Designated Properties which is in violation of any Environmental Laws including any removal, containment and remedial actions in accordance with all applicable Environmental Laws. The Borrower's obligations hereunder shall not be subject to any limitation of liability provided herein or in any of the other Loan Documents and the Borrower acknowledges that its obligations hereunder are not conditional and shall continue in effect so long as a valid claim may lawfully be asserted against the Bank or for so long as this Agreement, any of the other Loan Documents or any renewal, amendment, extension or modification thereto remain in effect, whichever extends for a greater period of time.

                  (r) WAIVER. Any variance from the covenants of the Borrower pursuant to this SECTION 2 shall be permitted only with the prior written consent and/or waiver of the Bank. Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank's consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement, other than with respect to such variance.

                  3. CLOSING CONDITIONS. The obligation of the Bank to make the Loan is subject to the satisfaction of each of the following conditions precedent:

                  (a) DEFAULT. Before and after giving effect to the Loan, no Event of Default (as defined in SECTION 5 of this Agreement) or any event which, with the passage of time or the giving of notice, might mature into an Event of Default, shall have occurred and be continuing.

                  (b) WARRANTIES. Before and after giving effect to the Loan, the representations and warranties in SECTION 1 hereof shall be true and correct as though made on the date of the Loan.

                  (c) CERTIFICATION. The Borrower shall have delivered to the Bank a certificate of the President or Chief Financial Officer of the Borrower dated as of the date of disbursement of the Loan: (i) as to the matters set forth in SECTIONS 3(A) AND 3(B) above; (ii) to the effect that the resolutions described in SECTION 3(D) below have not been amended or rescinded and remain in full force and effect; (iii) as to the incumbency of the individuals authorized to sign this Agreement and the other Loan Documents (with specimen signatures attached); and (iv) to the effect that the Articles of Incorporation and Code of Regulations of the Borrower are in full force and effect in the form delivered to the Bank.

                  (d) RESOLUTIONS. The Borrower shall have delivered to the Bank copies of the resolutions of the Borrower's Board of Directors authorizing the borrowing hereunder and the execution and delivery of this Agreement and the other Loan Documents.

                  (e) ARTICLES AND REGULATIONS. The Borrower shall have delivered to the Bank true and correct copies of its Articles of Incorporation and Code of Regulations.

                  (f) NOTE. The Borrower shall have delivered the Note to the Bank with all blanks appropriately completed and duly executed on behalf of the Borrower.

                  (g) MORTGAGES. There shall have been delivered to the Bank a mortgage covering each of the Designated Properties in substantially the form of EXHIBIT G attached hereto, duly executed and with all blanks and exhibits appropriately completed and in recordable form under the laws of the jurisdiction in which such Designated Property is located (collectively, the "Mortgages"), and the Bank shall have received title reports on each Designated Property evidencing only such encumbrances and restrictions on title as are acceptable to the Bank in its discretion (collectively, the "Title Reports") and, at the option of the Bank, surveys of each Designated Property.

                  (h) SECURITY AGREEMENT. There shall have been delivered to the Bank Security Agreements covering the fixtures and equipment located at each of the Designated Properties, as well as the proceeds of sale of all assets associated with the Designated Properties and of sale of the Borrower's interest as a limited partner in the Cincinnati Reds, in substantially the form of EXHIBIT H attached hereto, duly executed and with all blanks and exhibits appropriately completed (collectively, the "Security Agreements"), together with UCC-1 financing statements covering such property, duly executed and in appropriate form for filing in all jurisdictions in which a financing statement is required to be filed in order to perfect the security interest in such property (collectively, the "Financing Statements"), and the Bank shall have received UCC Search Reports from all jurisdictions in which a financing statement is required to be filed in order to perfect a security interest in such property which evidence no security interests in such property which could have priority over the security interest of the Bank (collectively, the "UCC Search Reports").

                  (i) LIFE INSURANCE POLICY. There shall have been delivered to the Bank Assignments of Life Insurance Policy as Collateral in substantially the form of EXHIBIT I attached hereto covering the life insurance policies described on EXHIBIT I-A attached hereto (the "Life Insurance Policies"), other than policies 0574-5222 and 5743-891 issued by Confederation Life Insurance Company, duly executed and with all blanks appropriately completed (collectively, the "Life Insurance Assignments"), together with the originals of such life insurance policies (the "Life Insurance Policies").

                  (j) OPINION. The Borrower shall have delivered to the Bank the opinion of Cohen, Todd, Kite & Stanford, dated as of the date of disbursement of the Loan, to the effect that: (i) the Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Ohio; (ii) the Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents and to perform its obligations thereunder; (iii) the execution and delivery by the Borrower of this Agreement and the other Loan Documents, and the performance by the Borrower of its obligations thereunder, have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or of the Articles of Incorporation or Code of Regulations of the Borrower, nor in conflict with any agreement, order or decree binding upon the Borrower of which such counsel has knowledge; (iv) this Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect, or by legal or equitable principles relating to or limiting creditors' rights generally, or other rules of law or equity limiting the availability of specific performance or injunctive relief; (v) each of the Mortgages is sufficient to create a valid lien in favor of the Bank on the interest of the grantor in the real property covered thereby and is in recordable form under the laws of the jurisdiction in which such real property is located; and (vi) upon the filing of the Financing Statements in the respective offices noted thereon, the Bank will have a perfected security interest in such of the property of the debtors thereunder in which a security interest may be perfected by the filing of financing statements.

                  (k) STOCK PURCHASE. The Bank shall have received satisfactory evidence that the Stock Purchase will be accomplished and of the manner in which it will be accomplished, together with a written disbursement request in form and substance satisfactory to the Bank detailing the number of shares of the Borrower's common stock that will be purchased pursuant thereto and the purchase price thereof.

                  (l) 1996 AGREEMENT AMENDMENT. The Amended and Restated Loan Agreement between the Borrower and the Bank dated as of August 29, 1996 (the "1996 Agreement") shall have been amended in a manner consistent with the terms of this Agreement and the letter dated as of June 25, 1997 executed by the Borrower and the Bank with respect to the matters contemplated hereunder.

                  4. LOAN.

                  (a) LOAN. Subject to the terms and conditions of this Agreement, and subject to there being no Event of Default (or event which might, with the giving of notice or the passage of time, mature into an Event of Default) by the Borrower hereunder, the Bank agrees to lend to the Borrower, on any date that is prior to September 1, 1997 (the "Disbursement Date"), a principal sum of up to Eighteen Million Dollars ($18,000,000) hereunder (the "Loan"). The Loan shall be evidenced by a Promissory Note given by the Borrower to the Bank in substantially the form of EXHIBIT J attached hereto (the "Note"). The Loan shall mature and be payable in full on the date that is two (2) years from the Disbursement Date (the "Maturity Date"), unless accelerated as described herein and subject to required principal and interest payments as provided herein.

                  (b) INTEREST. Subject to the terms hereof, the Borrower shall from time to time have the option of designating that portions of the principal balance of the Loan bear interest at a rate per annum equal to (i) the One-Month LIBOR-Based Rate (as hereinafter defined) for a one (1) month period (the "One-Month LIBOR-Based Rate Period") and (ii) the Two-Month LIBOR-Based Rate (as hereinafter defined) for a two (2) month period (the "Two-Month LIBOR-Based Rate Period"). Any portion of the Loan with respect to which a One-Month LIBOR-Based Rate or a Two-Month LIBOR-Based Rate is not in effect shall bear interest at a rate per annum equal to the Prime-Based Rate (as hereinafter defined), with such rate to be adjusted on the effective date of any change in the Prime Rate (as hereinafter defined) by the Bank.

                  The "One-Month LIBOR-Based Rate" shall mean the sum of (i) the annual rate, determined solely by the Bank, as the British

Banking Association 11:00 a.m. Fix offered rate obtained from Telerate Systems Incorporated, Bloomberg Financial Systems or any other electronic media deemed appropriate by the Bank (rounded upwards, if necessary, to the nearest 1/10000 of one percent), for deposits in immediately available Dollars in the London Interbank Market (as hereinafter defined) at or about 11:00 a.m., London time, for the applicable One-Month LIBOR-Based Rate Period on the day two (2) London Business Days (as hereinafter defined) preceding the first day of such One-Month LIBOR-Based Rate Period, PLUS (ii) the LIBOR-Based Rate Spread (as hereinafter defined), and adjusted for Reserve Percentages (as hereinafter defined) and any other regulatory and/or governmental costs incurred by the Bank from eurocurrency liabilities. The "Two-Month LIBOR-Based Rate" shall mean the sum of
(i) the annual rate, determined solely by the Bank, as the British Banking Association 11:00 a.m. Fix offered rate obtained from Telerate Systems Incorporated, Bloomberg Financial Systems or any other electronic media deemed appropriate by the Bank (rounded upwards, if necessary, to the nearest 1/10000 of one percent), for deposits in immediately available Dollars in the London Interbank Market at or about 11:00 a.m., London time, for the applicable Two-Month LIBOR-Based Rate Period on the day two (2) London Business Days preceding the first day of such Two-Month LIBOR-Based Rate Period, PLUS (ii) the LIBOR-Based Rate Spread, and adjusted for Reserve Percentages and any other regulatory and/or governmental costs incurred by the Bank from eurocurrency liabilities. In the event that Telerate Systems Incorporated, Bloomberg Financial Systems or any other electronic media selected by the Bank ceases to quote such rates, the Bank shall, in its discretion, select an alternative rate source. The One-Month LIBOR-Based Rate and the Two-Month LIBOR-Based Rate are each sometimes referred to herein as a "LIBOR-Based Rate," and the One- Month LIBOR-Based Rate Period and the Two-Month LIBOR-Based Rate Period are each sometimes referred to herein as a "LIBOR-Based Rate Period."

                  The "LIBOR-Based Rate Spread" shall initially be one hundred fifty (150) basis points, and shall be adjusted as follows: If on or before the date that is one (1) year after the Disbursement Date (the "Disbursement Anniversary Date"), the outstanding principal balance of the Loan shall have been reduced to less than Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Designated Level"), the LIBOR-Based Rate Spread shall, commencing on the date of such reduction, be one hundred twenty-five (125) basis points, and if by the Disbursement Anniversary Date the outstanding principal balance of the Loan shall not have been reduced to the Designated Level, the LIBOR- Based Rate Spread shall, commencing on the Disbursement Anniversary Date, be one hundred seventy-five (175) basis points.

                  "London Interbank Market" shall mean the London eurodollar interbank market where rates are offered to the Bank by prime banks for deposits of immediately available Dollars. "London

Business Day" shall mean any day other than a Saturday, Sunday or holiday on which banks in London, England are authorized by law to close.

                  "Reserve Percentages" shall mean the total maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for eurocurrency liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent, and includes, but is not limited to, marginal, emergency, supplemental, special and other reserve percentages. The amount of the adjustment for Reserve Percentages and regulatory and/or governmental costs shall be based upon the assumption that the Bank funded one hundred percent (100%) of the Loan or portion thereof bearing interest at a LIBOR-Based Rate in the London Interbank Market.

                  The "Prime Rate" shall mean that rate announced by the Bank as its prime rate, which rate is determined solely by the Bank pursuant to market factors and its own operating needs and is not necessarily the Bank's best or most favorable rate for commercial or other loans. The "Prime-Based Rate" shall initially be the Prime Rate, and shall be adjusted as follows: If on or before the Disbursement Anniversary Date the outstanding principal balance of the Loan shall have been reduced to the Designated Level, the Prime-Based Rate shall, commencing on the date of such reduction, be the Prime Rate MINUS twenty-five
(25) basis points, and if on or before the Disbursement Anniversary Date the outstanding principal balance of the Loan shall not have been reduced to the Designated Level, the Prime-Based Rate shall, commencing on the Disbursement Anniversary Date, be the Prime Rate PLUS twenty-five (25) basis points.

                  Interest on any portion of the Loan bearing interest at the Prime-Based Rate shall be payable monthly, in arrears, commencing on the last day of the calendar month in which the Loan is disbursed and on the last day of each calendar month thereafter, and when the Loan is due (whether by reason of acceleration or otherwise). Interest on any portion of the Loan bearing interest at a LIBOR-Based Rate shall be payable, in arrears, on the last day of the LIBOR-Based Rate Period applicable thereto, and when the Loan is due (whether by reason of acceleration or otherwise). Interest on the Loan shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed. At the option of the Bank, (a) prior to acceleration of the Loan, in the event that any interest on or principal of the Loan remains unpaid past thirty (30) days of the date due, and/or (b) upon the occurrence of any other Event of Default hereunder or upon the acceleration of the Loan, interest (computed and adjusted in the same manner, and with the same effect, as interest on the Loan prior to maturity) on the outstanding balance of the Loan shall be payable on demand at the Prime Rate PLUS an additional three percent (3%) per annum up to any maximum rate permitted by law, in all cases until paid and whether before or after the entry of any judgment thereon. In addition, in the event that the Borrower should fail to make any payment hereunder within ten (10) days of the date due, the Borrower shall pay the Bank a fee in an amount of up to five percent (5%) of the amount of such payment, but in no event less than fifty dollars ($50.00), which fee shall be immediately due and payable without notice or demand.

                  In electing computation of interest on the Loan or any portion thereof at a LIBOR-Based Rate, the Borrower shall provide the Bank with not less than three (3) Business Days (by not later than 10:00 a.m., Cincinnati, Ohio time) prior notice of such election (which notice may be given by telephone but shall be promptly followed by written confirmation from the Borrower to the
Bank), which notice and confirmation shall include (i) the type of LIBOR-Based Rate so elected, (ii) the amount of the principal balance of the Loan to which such LIBOR-Based Rate shall be applied (which shall be a minimum amount of Two Million Dollars ($2,000,000) and in increments of One Million Dollars ($1,000,000) thereafter), (iii) the starting date for such LIBOR-Based Rate (which date must be a London Business Day) and (iv) the irrevocable commitment of the Borrower to accept and be bound by its election of such LIBOR-Based Rate for the applicable LIBOR-Based Period. Anything to the contrary contained herein notwithstanding, in no event may the Borrower elect computation of interest on the Loan or any portion thereof at a LIBOR-Based Rate which has a LIBOR-Based Rate Period extending past the Maturity Date. Upon the expiration of any LIBOR-Based Rate Period, the Loan or portion thereof subject to a LIBOR-Based Rate shall bear interest at the Prime-Based Rate, unless the Borrower has made another election in the manner provided hereunder for interest thereon at a LIBOR-Based Rate.

                  (c) PRINCIPAL PAYMENTS. The Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to the net after-tax proceeds from the sale of any assets of the Borrower or any of its Subsidiaries (other than sales of any assets as described in SECTION 2(L)(II) or SECTION 2(L)(III) above) on the date of receipt of such proceeds (provided that if prepayment on such date would cause the Borrower to be subject to a charge pursuant to SECTION 4(F) below because of repayment of a portion of the Loan bearing interest at a LIBOR-Based Rate prior to the expiration of the LIBOR-Based Rate Period applicable hereto, then, at the option of the Borrower, such proceeds shall not be applied to the prepayment of the Loan on such date, but instead shall be deposited into a non-interest bearing account at the Bank under the sole control of the Bank and shall be applied to prepayment of the Loan at the expiration of such LIBOR-Based Rate Period), and the Borrower shall prepay the outstanding principal balance of the Loan by at least Five Million Five Hundred Thousand Dollars ($5,500,000), whether from the proceeds of asset sales or otherwise, on or before the Disbursement Anniversary Date. Unless sooner due and payable as provided hereunder, the entire outstanding principal balance of the Loan shall be due and payable in full on the Maturity Date.

                  (d) RECORDING. The Bank will not record or file the Mortgages or the Financing Statements if the outstanding principal balance of the Loan has been reduced to the Designated Level on or before the Disbursement Anniversary Date and so long as no Event of Default hereunder shall have occurred. If the outstanding principal balance of the Loan has not been reduced to the Designated Level on or before the Disbursement Anniversary Date, or if an Event of Default hereunder shall have occurred, the Bank shall at any time thereafter have the right, at its option, to record and file the Mortgages and the Financing Statements, or any of them, at the expense of the Borrower, in the appropriate recording and filing offices, and upon request by the Bank, the Borrower shall promptly provide the Bank, at the expense of the Borrower, with title insurance policies insuring the lien of any such recorded Mortgages which reflect no encumbrances or restrictions on title other than as may be reflected in the Title Reports, together with any endorsements thereto as may be deemed appropriate by the Bank.

                  (e) CHANGES IN LAWS AND CIRCUMSTANCES; ILLEGALITY.

                           (i)  In the event of (A) any change in the reserve
requirements and/or the assessment rates of the FDIC which are applicable to the Bank in making the Loan or any portion thereof at a LIBOR-Based Rate or (B) any change in circumstances affecting the interbank market, and the result of any such event described in clause (A) or (B) above is to increase the cost to the Bank of making the Loan, the Borrower shall promptly pay the Bank any additional amounts, upon demand accompanied by a reasonably detailed statement as to such additional amounts (which statement shall be conclusive in the absence of manifest error), which will reasonably compensate the Bank for such costs.

                           (ii)  If by reason of circumstances affecting the
interbank market adequate and reasonable means do not exist in the reasonable judgment of the Bank for ascertaining a LIBOR-Based Rate at any time, the Bank shall forthwith give notice thereof to the Borrower. Unless and until such notice has been withdrawn by the Bank, the Borrower may not thereafter elect to have any portion of the Loan bear interest at a LIBOR-Based Rate.

                           (iii)  If any law, rule, regulation, treaty,
guideline, order or directive or any change therein or in the interpretation or application thereof shall make it unlawful for the Loan to bear interest at a LIBOR-Based Rate, the Bank shall notify the Borrower thereof and no portion of the Loan may thereafter bear interest at a LIBOR-Based Rate. If required by law, any portion of the Loan then bearing interest at a LIBOR-Based

Rate shall cease to bear interest at the LIBOR-Based Rate and shall bear interest at the Prime-Based Rate.

                  (f) PREPAYMENTS. The Borrower may, at its option, from time to time repay or prepay part or all of the outstanding principal balance of the Loan bearing interest at the Prime-Based Rate without premium. The Loan or any portion thereof bearing interest at a LIBOR-Based Rate may only be repaid without charge at the expiration of the LIBOR-Based Rate Period applicable thereto, and any repayment of the Loan or any portion thereof bearing interest at a LIBOR-Based Rate at any time prior to the expiration of the LIBOR-Based Rate Period applicable thereto shall be subject to a charge in an amount determined by the Bank in its reasonable discretion, such charge to compensate the Bank for loss of bargain with respect to the Loan or portion thereof being so paid, and not as a penalty, payable upon demand accompanied by a reasonably detailed statement as to such charge (which statement shall be conclusive in the absence of manifest error).

                  (g) PAYMENTS. All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Location 9150, Cincinnati, Ohio 45202, or at such other place as may be designated by the Bank to the Borrower in writing. The Bank is authorized by the Borrower to enter from time to time the balance of the Loan and all payments and prepayments thereon on the reverse of the Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount of the Loan set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid thereon.

                  5. EVENTS OF DEFAULT. If any of the following events (each, an "Event of Default") shall occur, then the Bank may, without further notice or demand, accelerate the Loan and declare it to be, and thereupon the Loan shall become, immediately due and payable (except that the Loan shall become automatically due and payable upon the occurrence of an event described in SECTIONS 5(J), (K) AND (L) below), AND, to the extent the Loan has not yet been drawn by the Borrower, terminate the Borrower's ability to do so, AND the Bank shall have all rights provided herein or in any of the other Loan Documents or otherwise provided by law to realize on any collateral or security for the Loan:

                  (a) The Borrower does not pay the Bank any interest on the Loan within ten (10) days after the date due, whether by reason of acceleration or otherwise, or does not pay or repay to the Bank any principal of the Loan or any other obligation hereunder when due, whether by reason of acceleration or otherwise; or

                  (b) The Borrower defaults in the performance or observance of any agreement contained in SECTION 2(B), 2(C), 2(D), 2(E), 2(F), 2(G), 2(H) OR 2(O) hereof and such default has not been cured by the Borrower within ten (10) days after the occurrence thereof, or the Borrower defaults in the performance or observance of any other agreement contained in SECTION 2 hereof; or

                  (c) There shall have occurred any other violation or breach of any covenant, agreement or condition contained herein or in any other Loan Document which has not been cured by the Borrower within thirty (30) days after the earlier to occur of the date the Borrower has knowledge thereof and the date the Bank gives the Borrower notice thereof; or

                  (d) The Borrower does not pay when due or prior to the expiration of the applicable cure period, if any, any principal or interest on any other Indebtedness in excess of One Hundred Thousand Dollars ($100,000), or the Borrower defaults in the performance or observance of any other term or condition contained in any agreement or instrument under which such Indebtedness is created, and the holder of such other Indebtedness declares, or may declare, such Indebtedness due prior to its stated maturity because of the Borrower's default thereunder; or

                  (e) There shall have occurred any violation or breach of any covenant, agreement or condition contained in any other agreement between the Borrower and the Bank which has not been cured by the Borrower prior to the expiration of the applicable cure period, if any, including, without limitation, the 1996 Agreement and the Loan Agreement between the Borrower and the Bank dated as of December 31, 1992; or

                  (f) The Borrower does not perform its obligations under any agreement material to its business, and the other party to such agreement declares, or may declare, such agreement in default; or

                  (g) Any representation or warranty made herein or in any other Loan Document or writing furnished in connection with this Agreement shall be false or misleading in any material respect when made; or

                  (h) The Borrower is generally not paying its debts as they become due; or

                  (i) With respect to the plans referred to in SECTION 1(H) above, or any other similar plan, a "reportable event" or "prohibited transaction" pursuant to ERISA has occurred which results in the imposition of material taxes or penalties against the Borrower or the termination of such plans (or trusts related thereto), or the Borrower incurs any material liability to the PBGC in connection with such plans; or

                  (j) The Borrower makes an assignment of a material part of its assets for the benefit of creditors; or

                  (k) The Borrower applies for the appointment of a trustee or receiver for a material part of its assets or commences any proceedings relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced, against the Borrower, and the Borrower indicates its approval, consent or acquiescence thereto; or an order is entered appointing such trustee or receiver, or adjudicating the Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for sixty (60) days; or

                  (l) Any order is entered in any proceedings against the Borrower decreeing the dissolution of the Borrower; or

                  (m) Any material part of the Borrower's operations shall cease, other than temporary or seasonal cessations which are experienced by other companies in the same line of business and which would not have a material adverse effect on the Borrower's operations or financial condition or its ability to perform its obligations hereunder; or

                  (n) Any final non-appealable judgment which, together with other outstanding judgments against the Borrower, causes the aggregate of such judgments in excess of confirmed insurance coverage satisfactory to the Bank to exceed Seven Hundred Fifty Thousand Dollars ($750,000), shall be rendered against the Borrower; or

                  (o) Jack C. Maier, Blanche F. Maier and Craig F. Maier and members of their families shall fail to beneficially own, in the aggregate, at least thirty percent (30%) of the outstanding common stock of the Borrower, with full voting rights.

                  The above recitation of Events of Default shall be interpreted in all respects in favor of the Bank. To the extent any cure-of-default period is provided above and the Loan has not yet been drawn by the Borrower, the Bank may nevertheless, at its option pending completion of such cure, suspend its obligation to consider disbursement of the Loan.

                  6. GENERAL.

                  (a) REASONABLE ACTIONS. The Bank agrees that in taking any action which it is permitted or empowered to take under this Agreement, it will act reasonably under what it believes are the facts and circumstances existing at such time.

                  (b) DELAY. No delay, omission or forbearance on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right. The rights and/or remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank and are not exclusive of any other rights and/or remedies provided by law.

                  (c) NOTICE. Except as otherwise expressly provided in this Agreement, any notice hereunder shall be in writing and shall be deemed to be given when personally delivered or when sent by certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:

                  Bank:                Star Bank, National Association
                                       425 Walnut Street
                                       Cincinnati, Ohio  45202
                                       Attention:  Andrew T. Hawking
                                                   Senior Vice President

                  With a copy to:      Elizabeth A. Galloway, Esq.
                                       Taft, Stettinius & Hollister
                                       1800 Star Bank Center
                                       425 Walnut Street
                                       Cincinnati, Ohio  45202

                  Borrower:            Frisch's Restaurants, Inc.
                                       2800 Gilbert Avenue
                                       Cincinnati, Ohio 45206
                                       Attention:  Mr. Donald H. Walker
                                                   Vice President-Finance

                  With copies to:      Craig F. Maier, President
                                       Frisch's Restaurants, Inc.
                                       2800 Gilbert Avenue
                                       Cincinnati, Ohio  45206

                                               and

                                       W. Gary King, Esq.
                                       Frisch's Restaurants, Inc.
                                       2800 Gilbert Avenue
                                       Cincinnati, Ohio  45206


The Borrower or the Bank may, by written notice to the other as provided herein, designate another address for purposes hereunder.

                  (d) EXPENSES; INDEMNITY. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Bank and its employees (including attorney's fees and legal expenses, but excluding the salaries of the Bank's own employees, as well as all search, filing and recording fees, and title report and insurance fees) incurred by the Bank in entering into and closing this Agreement and preparing the documentation in connection herewith, administering the obligations of the Borrower hereunder or under any of the other Loan Documents, and enforcing the obligations of the Borrower hereunder or under any of the other Loan Documents, and the Borrower agrees to pay the Bank upon demand for the same. The Borrower agrees to defend, indemnify and hold the Bank harmless from any liability, obligation, cost, damage or expense (including reasonable attorney's fees and legal expenses) for taxes (other than income taxes), fees or third party claims which may arise or be related to the execution, delivery or performance of this Agreement or any of the other Loan Documents, except in the case of negligence or wilful misconduct on the part of the Bank. The Borrower further agrees to indemnify and hold harmless the Bank from any loss or expense which the Bank may sustain or incur as a consequence of default by the Borrower in payment of any principal of or interest on the Loan, including, without limitation, any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain interest rates on the Loan or any portion thereof at a LIBOR-Based Rate.

                  (e) SURVIVAL. All covenants and agreements of the Borrower made herein or otherwise in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in effect so long as any obligations of the Borrower are outstanding hereunder or under any of the other Loan Documents.

                  (f) SEVERABILITY. Any provision of this Agreement or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (g) LAW. IMPORTANT: The Loan shall be deemed made in Ohio and this Agreement and all other Loan Documents, and all of the rights and obligations of the Borrower and the Bank hereunder and thereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loan and/or this Agreement and/or any of the other Loan Documents shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of the Loan negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

                  (h) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights or delegate its duties hereunder without the prior written consent of the Bank.

                  (i) AMENDMENT. Except as otherwise expressly provided herein, this Agreement may not be modified or amended except in writing signed by authorized officers of the Bank and the Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto as of the date first set forth above.

STAR BANK, NATIONAL                            FRISCH'S RESTAURANTS, INC.
  ASSOCIATION



By: /s/ Andrew T. Hawking                      By: /s/ Donald H. Walker
   ------------------------                       -------------------------
    Andrew T. Hawking                              Donald H. Walker
    Senior Vice President                          Vice President-Finance

                                LIST OF EXHIBITS
                                ----------------


A    -   Financial Information and Reports
B    -   Actions
C    -   Permitted Liens
D    -   Financial Covenants
E    -   Permitted Indebtedness
F    -   Designated Properties
G    -   Form of Mortgage
H    -   Form of Security Agreement
I    -   Form of Life Insurance Assignment
I-A  -   Life Insurance Policies
J    -   Form of Note

                                    EXHIBIT A
                                    ---------

                        FINANCIAL INFORMATION AND REPORTS
                        ---------------------------------

1.       Annual Report for the year ended June 2, 1996

2.       Form 10-Q for the period ended March 9, 1997

                                    EXHIBIT B
                                    ---------


                                     ACTIONS
                                     -------


         1. FRISCH'S, ET. AL. VS. HARTFORD, ET. AL. (CLASS ACTION TO RECOVER OVERCHARGES OF WORKERS COMPENSATION PREMIUMS IN TEXAS). No new developments.

         2. TINA STEPHENS VS. FRISCH'S (#41 WALNUT HILLS - RACE AND SEX DISCRIMINATION).
We are awaiting the Court's scheduling order.

         3. KOPIES, INC. VS. EASTMAN KODAK COMPANY (CLASS ACTION FOR ANTITRUST VIOLATIONS IN SALES AND RENTALS OF COPIERS).
No new developments.

         4. CAROLYN LONGEST AND LANA CORDER VS. FRISCH'S (#85 ROCKVILLE - SEXUAL HARASSMENT SUIT).
Discovery has been completed.  Dispositive motions are due July
15th.

         5. JESSIE BYARS VS. FRISCH'S (#5 HARTWELL - RACE AND SEX
DISCRIMINATION).
We are awaiting the decision of the Sixth Circuit.

         6. GLEN DEVINE VS. FRISCH'S, ET. AL. (#192 BLANKENBAKER - EMPLOYMENT DISCRIMINATION UNDER THE ADA).
No new developments.

         7. DEBORAH MAY VS. FRISCH'S (#72 RICHMOND #2 - ADMINISTRATIVE COMPLAINT FILED WITH INDIANA CIVIL RIGHTS COMMISSION FOR "RETALIATION" TERMINATION IN 1992, BASED ON 1991 INCIDENT OF ALLEGED DISABILITY DISCRIMINATION).
We are awaiting the decision of the Administrative
Law Judge of the Indiana Civil Rights Commission.

         8. WILLIS DOBBS VS. FRISCH'S (#49 SPRING GROVE - DISCRIMINATION SUIT). Discovery is continuing.

         9. VICKI BELTZ AND TARA MCINTOSH VS. FRISCH'S, ET. AL. (#173 TOWNE MALL
- SEXUAL HARASSMENT SUIT).
Discovery is continuing.

                                    EXHIBIT C
                                    ---------

                                 PERMITTED LIENS
                                 ---------------



                                                                         Balance
                       Lien                                         July 8, 1997
--------------------------------------------------------------------------------
Industrial Revenue Bonds:                                           $200,000
         State of Ohio Economic Development Revenue
         Bonds (Security: Commissary and General
         Office leaseholds and equipment)

Other secured obligations:                                            11,985
         Timothy and Colleen Tsai Note dated July
         21, 1994 (Security: Sharon Road Big Boy
         real estate)


Loans against cash surrender values of life insurance policies:

Company                          Policy No.           Amount
-------                          ----------           ------

Great West Life Assurance        1231-348             74,865
Great West Life Assurance        1511-228             23,608
Great West Life Assurance        1629-356            105,417
Great West Life Assurance        1724-573             96,928
The Hartford                     R559-474L           100,000
Lincoln National Life            64-1471679           75,648
Lincoln National Life            66-1099177            6,535
Lincoln National Life            66-1154063           16,376
Lincoln National Life            66-1183154           21,212
Lincoln National Life            64-1592945            6,891
Lincoln National Life            64-1273454           50,944
Lincoln National Life            64-1351694           24,369       602,793
                                                    ---------   ----------
                                                                  $814,778
                                                                ==========

And any liens on property which is described above that replace any liens described above, provided that the obligations secured by such liens do not exceed the amounts described above.

                                    EXHIBIT D
                                    ---------

                               FINANCIAL COVENANTS
                               -------------------


         The Borrower agrees that it shall:

         (a) TANGIBLE NET WORTH. Not permit the Borrower's tangible net worth, on a consolidated basis, to be less than the following amounts (each, a "Base Tangible Net Worth") at any time during any of the following periods (each, a "TNW Year"):

TNW YEAR                                    BASE TANGIBLE NET WORTH
--------                                    -----------------------

the period commencing with the              $45,000,000
last day of the fiscal year ended
June 1, 1997, through the next to
last day of the next fiscal year
("FY 98")

any period commencing with the             the Base Tangible Net
last day of a fiscal year,                 Worth for the
beginning with the period                  immediately
commencing on the last day                 preceding TNW Year
of FY 98, through the next                 plus $1,500,000
to last day of the next
fiscal year

"Tangible net worth" for purposes hereof shall mean the total of book net worth less any assets, except capitalized leases, considered intangible under generally accepted accounting principles.

         (b) INTEREST COVERAGE RATIO. Not permit the Borrower's Interest Coverage Ratio to be less than 1.5 to 1 for any period commencing on the first day of the then-current fiscal year of the Borrower and ending on the last day of the most recent of the Borrower's fiscal quarters during such year. "Interest Coverage Ratio" for purposes hereof shall mean the Borrower's ratio, on a consolidated basis, of (i) its earnings before total interest expense (as required to be reflected in audited financial statements prepared in accordance with generally accepted accounting principles) and current and deferred taxes, to (ii) its total interest expense (as required to be reflected in audited financial statements prepared in accordance with generally accepted accounting principles).

                                    EXHIBIT E
                                    ---------

                             PERMITTED INDEBTEDNESS
                             ----------------------


                                                                       Balance
                                                                    JULY 8, 1997
                                                                    ------------
Loan Agreement dated December 31, 1992 (as amended)
payable to Star Bank, N.A.                                           $ 8,250,000

Loan Agreement dated August 30, 1993 (as amended)
payable to Star Bank, N.A. and KeyBank N.A.                           12,000,000
                                                                    -----------

                                                                     $20,250,000
                                                                     ===========



Contingent liability as assignor/guarantor of the following leases:

                                                                     Remaining
        Location                           Assignee                 Lease Term
        --------                           --------                 ----------

Dayton, OH (HS Needmore)             S & L Fast Foods, Inc.           9/30/98
Silver Springs, FL                   Ferguson Foods, Inc.             1/31/00
Ocala, FL                            Ferguson Foods, Inc.              8/1/00
Blue Ash, OH (HS Blue Ash)           S & L Fast Foods, Inc.           9/30/00
Florence, KY (P & W)                 Olive Garden                    12/31/01
Houston, TX (Westheimer)             Pappas Companies                10/31/03
Orlando, FL (Pershing)               Angel's Diner of America         3/31/06

Lease liability for closed restaurants & other non-operating property (lease not presently assigned)

                                     Remaining                          Rent Per
Location                             Lease Term                           Month
--------                             ----------                           -----

Frankfort, KY                        10/31/97                            $1,650
Indianapolis, IN (Ky. Ave.)          6/4/00 (ground lease)               $3,000
Muncie, IN                           10/1/01 (ground lease)              $3,125
Indianapolis office space            1/31/00                             $2,240


Plus indebtedness secured by permitted liens as described on Exhibit C and indebtedness replacing the indebtedness secured by the permitted liens as described on Exhibit C, provided that no such replacement indebtedness shall exceed the amount being replaced as shown on Exhibit C.

                                    EXHIBIT F
                                    ---------

                              DESIGNATED PROPERTIES
                              ---------------------


                                 (See attached)

                                   EXHIBIT F
                                   ---------



Store #           Street Address                                     County
-------           --------------                                     ------

16       2490 Post Drive, Indianapolis , IN  46219                   Marion
21       6102 Cambridge Way, Plainfield, IN  46168                   Hendricks
55       3512 S. Keystone Ave., Indianapolis, IN  46227              Marion
56       91 Byrd Way, Greenwood, IN  46143                           Johnson
59       225 Lafayette St., London, OH  43140                        Madison
85       5791 Rockville Rd., Indianapolis, IN  46214                 Marion
93       7690 East 96th St., Fishers, IN  46058                      Hamilton
96       1475 Wagner Ave., Greenville, OH  45331                     Darke
113      23401 U.S. Rt. 23, Circleville, OH  43113                   Pickaway
137      1524 West South St., Lebanon, IN  46052                     Boone
189      250 Noble Creek Drive, Noblesville, IN  46060               Hamilton
190      4795 Kentucky Ave., Indianapolis, IN  46221                 Marion
191      900 N. Morton St., Franklin, IN  46131                      Johnson
192      1610 Kentucky Mills Dr., Jeffersontown, KY  40299           Jefferson
193      2201 South Main St., Bellefontaine, OH  43311               Logan

                                    EXHIBIT G
                                    ---------


                                              [To be appropriately modified for
                                              Companies other than Frisch's
                                              Restaurants, Inc. which own
                                              Designated Properties and for
                                              state recording requirements]


                                OPEN-END MORTGAGE
                                -----------------

                    MAXIMUM PRINCIPAL AMOUNT $______________
                    ----------------------------------------


         WHEREAS, STAR BANK, NATIONAL ASSOCIATION, a national banking association having an address of 425 Walnut Street, Cincinnati, Hamilton County, Ohio 45202 ("Mortgagee"), pursuant to that certain Loan Agreement (as defined below), anticipates making a certain loan to FRISCH'S RESTAURANTS, INC., an Ohio corporation, having an address of 2800 Gilbert Avenue, Cincinnati, Ohio 45206 ("Mortgagor"), the principal amount of which loan shall not exceed at any given time $_____________ (the "Loan") subject to certain conditions, one of which is that this instrument shall have been duly executed and delivered; and

         WHEREAS, the Loan is or shall be evidenced by and made pursuant to that certain Loan Agreement dated as of July 9, 1997 between Mortgagor and Mortgagee (as amended, modified, extended or renewed from time to time, the "Loan Agreement"), that certain Promissory Note in the principal amount of $_______________ dated as of _____ __, 1997 executed by Mortgagor in favor of Mortgagee (as amended, modified, extended or renewed from time to time, the "Note"), and the other Loan Documents, as defined in the Loan Agreement (all of the indebtedness and other obligations of Mortgagor to Mortgagee under the Loan Agreement, the Note and the other Loan Documents being referred to collectively as the "Obligations");

         NOW, THEREFORE, Mortgagor, for good and valuable consideration, grants, bargains, sells and conveys unto Mortgagee, having its tax-mailing address at ______________________________________________________________________________,
_______________ its successors and assigns:

         All of the estate, right, title and interest of Mortgagor in and to the real property situate in _______________ County, ____________ and described in EXHIBIT A attached hereto and made a part of this instrument (the "Property");

         TOGETHER with all buildings, structures and other improvements now or hereafter located on the Property; all the easements and appurtenances thereto, whether now owned or hereafter acquired, including all rights of ingress and egress to and from adjoining property; all machinery, fittings, fixtures and personal property attached to the Property or used in the operation or maintenance thereof, together with all additions and accessions thereto and replacements thereof; Mortgagor's interest as lessor or lessee in and to all leases of or relating to the Property, or any part thereof, heretofore or hereafter made, intending that in case of a foreclosure sale, the interest of Mortgagor in any such leases then in force shall pass to the purchaser at such sale as part of the Property, subject to election by such purchaser to terminate or enforce any of such leases hereafter made; all awards as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to, taking of, or decrease in the value of any of the Property; and all proceeds under insurance policies and proceeds thereof on or with respect to the Property, to the extent of the Obligations.

         All the foregoing encumbered by this Mortgage are collectively referred to herein as the "Premises".

         TO HAVE AND TO HOLD the Premises unto Mortgagee, its successors and assigns, forever.

         Mortgagor covenants with Mortgagee (l) that Mortgagor is lawfully seized of the Premises in fee simple, (2) that Mortgagor has full power, right and authority to convey and mortgage the same, (3) that, except for those matters (the "Permitted Exceptions") listed in EXHIBIT B attached hereto and incorporated herein, upon filing for recording with the Recorder of the county in which the Premises are located, the lien of this Mortgage shall constitute a first and best lien on the Premises, (4) that the Property and the Premises are free and clear of all encumbrances and any interest of any other person whatsoever, except for the Permitted Exceptions, and (5) that it does warrant and will defend the title to the same against the claims of all persons whomsoever except those claiming by, through or under the Permitted Exceptions.


         MORTGAGOR FURTHER COVENANTS AND AGREES:

         l. SUM SECURED; REPAYMENT. This Mortgage is given by Mortgagor to secure the Obligations, including indebtedness in the principal amount outstanding from time to time under the Note, not to exceed the principal amount of _____________________ DOLLARS ($____________) at any particular time, together with interest thereon, amounts advanced by Mortgagee to pay taxes on the Premises, for insurance on the Premises and for the protection of the Premises, amounts Mortgagee is permitted to advance under this Mortgage and all other sums which may be advanced or otherwise become due to Mortgagee under the Loan Documents, or any extension, renewal, or modification thereof. The Obligations include all indebtedness of Mortgagor in connection with the Loan Agreement to Mortgagee, its successors and assigns, whether Mortgagee is acting for its own account, as agent or trustee, or a combination of the foregoing. The Loan Documents may be renewed, restated, extended, supplemented, amended or modified and new Loan Documents may be executed (except for an increase in the maximum principal amount) without in any way affecting this Mortgage or the

Obligations. Mortgagor agrees to perform and keep free from default all other agreements affecting the Premises, if any, and to perform or cause to be performed when due all of the Obligations. All payments received by Mortgagee shall be applied by Mortgagee first to charges and other sums (except principal and interest) due under or in connection with the Loan Documents, then to interest payable on the Loan and then to the unpaid principal amount of the Loan, and otherwise in whatever order Mortgagee, exercising its sole discretion, may elect. The Obligations currently have a final maturity date of __________________, 1999.

         2. CONDITION OF THE PREMISES. Mortgagor shall keep the Premises in good condition and repair, and shall not commit or permit anything which may in any way impair the value of the Premises; neither shall Mortgagor remove, alter or permit the removal from the Premises or alteration of, any building, improvement or fixture included in the Premises. If the Premises shall be damaged in whole or in part by casualty, Mortgagor shall promptly restore the Premises to their original condition, or if the Premises shall be damaged by condemnation of a part thereof, Mortgagor shall restore the same to a condition satisfactory to Mortgagee. Mortgagor shall cause the Premises to comply continuously with all laws, regulations, environmental controls, permits and other requirements of any governmental authority having jurisdiction relating to the Premises. Mortgagor further covenants that there shall be no construction on the Property or on any adjoining land now or in the future owned or controlled by Mortgagor or any entity controlling, controlled by or under common control with Mortgagor unless the plans and specifications for such construction shall have been first submitted to and approved by Mortgagee.

         3. TAXES, ASSESSMENTS, LIENS AND JUDGMENTS. Mortgagor shall pay, on or before the date that they become due and payable without penalty, all taxes, liens, judgments or assessments which may accrue, be levied or assessed upon the Premises, or any part thereof, or which may be or become a lien upon the Premises, and Mortgagor, upon ten (10) days notice, will deliver to Mortgagee, at its request, the official receipt or receipts evidencing such payment; provided, however, that if Mortgagor shall in good faith, and by proper legal action, contest any such taxes, liens, judgments or assessments or other charges, or the validity thereof, and shall have furnished to Mortgagee, at Mortgagee's option, a bond satisfactory to Mortgagee issued by a surety satisfactory to Mortgagee to secure the payment thereof and any interest and penalties thereon, in such amount as Mortgagee may require, and, at the option of Mortgagee, shall have taken such other actions as Mortgagee in its sole discretion shall deem appropriate to protect the Premises and the priority of the lien of this Mortgage, then Mortgagor shall not be required to pay the same as long as such contest operates to prevent collection and foreclosing of any such lien or judgment, and is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Mortgagor.

         4. INSURANCE. Mortgagor shall keep the Premises insured against casualty with an all risk policy of casualty insurance and with such other policies against such other hazards as are commonly maintained by companies similarly situated to Mortgagor and as may be required by Mortgagee, from time to time, for its replacement cost, and if this Mortgage is assigned by Mortgagee, against such other hazards as such assignee may from time to time require; and, at Mortgagee's option, shall deliver to Mortgagee policies for such insurance in form and amount, and written by companies satisfactory to Mortgagee and first payable in case of loss to Mortgagee, full power being hereby given to Mortgagee as Mortgagor's attorney-in-fact, coupled with an interest, to settle and comPromise claims or bring suit to recover thereunder, to apply the net proceeds therefrom, after deducting all costs of collection, including attorney fees, in reduction of the indebtedness hereby secured, whether or not the same is then due and payable, or, at its option, toward the repair, reconstruction or restoration of the Premises, and in the event of foreclosure to assign each such policy to the transferee of the Premises. Such policies of insurance shall be issued by insurers chosen by Mortgagor and acceptable to Mortgagee, and at Mortgagee's option, such policies shall contain a standard mortgagee endorsement and shall provide that the policy may not be cancelled without 30 days prior written notice to Mortgagee, whether as a result of nonpayment by Mortgagor or any other fault of Mortgagor. Mortgagor shall also obtain and maintain a policy of general public liability insurance covering all liabilities incident to the ownership, possession, occupancy and operation of the Property as required under the Loan Agreement, and at Mortgagee's option, naming Mortgagee as an additional insured thereunder. Except as otherwise provided herein, all premiums for such insurance policies shall be paid by Mortgagor making payment, on or before the due date thereof, directly to the insurance carrier. In the event of loss, Mortgagor shall give prompt notice to the insurance carrier and Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor. Each insurance company concerned is hereby authorized and directed to make payments for such loss (up to the amounts secured hereby) directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

         5. ESCROW. At the option of Mortgagee, if an Event of Default should occur and be continuing hereunder, Mortgagor shall deposit monthly with Mortgagee an amount, as estimated by Mortgagee, which, when added to such other deposits, will be sufficient to pay when due all ground rents, if any, taxes, assessments, insurance premiums and similar charges relating to the Premises which next become due with respect to the Premises and to pay such additional amount as may be necessary to make up any deficiency in the funds available to pay the same on or before thirty (30) days before the date when such ground rents, taxes, assessments, premiums and charges become due and payable. All such deposits shall be held by Mortgagee without interest and free of any lien or claim of Mortgagor's creditors, to be used by Mortgagee to pay such ground rents, taxes, assessments, premiums and other charges as the same become due and payable. Any excess in such deposits shall be credited on subsequent deposits to be made hereunder. Monthly accruals of real estate taxes shall be based upon one-twelfth (l/12th) of the estimated annual real estate taxes on the Premises. If at any time the deposits held by Mortgagee are insufficient to pay any ground rents, taxes, assessments, insurance premiums or other charges, Mortgagor, upon receipt of notice thereof, shall deposit with Mortgagee such additional funds as may be necessary, in the judgment of Mortgagee, to remove such deficiency. Mortgagee shall not be liable for any unintentional delay or error in paying any ground rents, taxes, assessments, insurance premiums or other charges.

         6. OTHER ENCUMBRANCES. Mortgagor shall pay any debt, claim or other charge for repairs or improvements that may have been made or may hereafter be made on, and which may become a lien against, the Premises or any part thereof, and shall not permit any lien or encumbrance of any kind or claim thereof, whether prior or subordinate to this Mortgage, except the Permitted Exceptions, to accrue or remain on or affect the Premises or any part thereof. If Mortgagor, without the prior written approval of Mortgagee, shall further encumber the Premises or permit the Premises to be further encumbered by another mortgage, lien, lease or other encumbrance, or permit any claim of mechanic's lien to remain of record more than thirty (30) days after its filing, Mortgagee, at its option, without limiting its other rights and remedies, may declare the entire indebtedness secured hereby immediately due and payable.

         7. EMINENT DOMAIN. In the event that the Premises, or any portion thereof, are taken or damaged by eminent domain, or conveyed in lieu thereof, the proceeds of any condemnation award shall, at the option of Mortgagee, (i) be applied to the reduction of the indebtedness secured by this Mortgage, whether or not such indebtedness is then due, or (ii) be disbursed by Mortgagee to pay for the costs of restoration of the portion of the Premises not taken, if any. No such condemnation award shall be applied to the reduction of the indebtedness secured hereby if, in the sole opinion of Mortgagee, the taking does not adversely and materially affect the operation of the Premises as previously conducted or Mortgagee's security (hereunder or otherwise).

         8. RENTS, ISSUES AND PROFITS. The rents, issues and profits of the Premises are hereby pledged as additional security for the Obligations, and Mortgagee shall have the right, at any time after an Event of Default in the payment or in the performance of any of the Obligations, without regard to the adequacy of any security for the Obligations and with or without the appointment of a receiver, to enter upon and take possession of the Premises and to collect such rents, issues and profits, and apply the same less the cost of curing such default and less the cost of operation, maintenance and repair, and reasonable collection, management and attorney fees, in reduction of the Obligations.

         9. LEASES OF PREMISES. Upon Mortgagee's request, from time to time, Mortgagor shall furnish Mortgagee with a statement, in affidavit form and in such reasonable detail as Mortgagee may require, of all leases (for a period of more than two weeks) of the Premises, if any, and, on demand, furnish Mortgagee with executed counterparts of any and all such leases. Mortgagor shall, as requested by Mortgagee, assign to Mortgagee by specific assignment any leases, now or hereafter executed with respect to the Premises, in which Mortgagor, its successors or assigns are lessor, and Mortgagee may give written notice of such assignments to the lessees therein named.

         10. INSPECTIONS. Mortgagee shall have the right, at reasonable times, to inspect the books and records relating to the operation of the Premises and make copies thereof, which books and records shall be kept at the Premises or at 2800 Gilbert Avenue, Cincinnati, Ohio. Mortgagee shall also have the right, at any time, to inspect the Premises.

         11. CHANGE IN LAW. In the event of the enactment after this date of any law of the state or the locality in which the Premises are located deducting from the value of the land for the purpose of taxation the amount of any lien thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagor's interest in the property, or the manner or collection of taxes, so as to affect this Mortgage or any other Loan Documents, then, and in any such event, Mortgagor upon demand by Mortgagee, shall pay such taxes or assessments, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the indebtedness secured hereby to become due and payable sixty (60) days from the giving of such notice.

         12. RIGHT TO CURE DEFAULT; PROTECTION OF SECURITY. Upon failure of Mortgagor to comply with any of the provisions hereof or any of the provisions of the other Loan Documents, Mortgagee may enter upon the Premises (but without any obligation so to do) and make repairs, procure insurance, pay taxes and assessments and pay any debt, claim or other charge which Mortgagor should have made, procured or paid (the receipt of the creditor or proper tax official being conclusive evidence of the amount, validity and the fact of payment thereof), or cure any default under any Loan Document. In addition, if any action or proceeding is threatened or commenced which may or does materially and adversely affect Mortgagor's or Mortgagee's interest in the Premises, including, but not limited to, eminent domain, insolvency or arrangements or proceedings involving a bankrupt, then Mortgagee, at its option, may make such appearances, disburse such sums and take such action as Mortgagee considers necessary to protect its interest, including, but not limited to, disbursement of reasonable attorney's fees and entry upon the Premises to make repairs. All sums so paid or expenses incurred by Mortgagee in exercising its rights under this paragraph 12 shall be immediately due and payable by Mortgagor, shall bear interest at the highest rate permitted to be charged on delinquent installments of principal and interest under the Loan Documents, and shall be hereby secured. Nothing contained in this paragraph 12 shall (i) require Mortgagee to incur any expense or do any act hereunder or (ii) limit any other rights or remedies Mortgagee may have under this Mortgage or otherwise.

         13. CHANGE OF OWNERSHIP. If the Premises or any part thereof are sold, transferred, conveyed, encumbered, leased or assigned or placed under contract to do any of the foregoing, without the prior written consent of Mortgagee or except to the extent permitted pursuant to the Loan Agreement, Mortgagee, at its option, may declare the entire indebtedness secured hereby immediately due and payable and may exercise any other rights it may have under this Mortgage or at law or in equity.

         14. EXPENSES OF MORTGAGEE. Mortgagor shall indemnify Mortgagee against, hold Mortgagee harmless from and pay all sums, including costs and attorney fees, which Mortgagee may incur in any proceedings to defend the title or possession of the Premises or to prevent the commission of waste or to establish or preserve the lien of this Mortgage or its priority, or in connection with any suit to enforce this Mortgage or any of the Loan Documents or recover the indebtedness hereby secured. All such sums shall be immediately due and payable by Mortgagor, shall bear interest at the highest rate permitted to be charged on delinquent installments of principal and interest under the Loan Documents and shall be secured hereby.

         15. OBLIGATIONS AS TO LEASES. Mortgagor covenants that it will not hereafter lease or enter into any agreement to lease any portion of the Premises or enter into or agree to any alteration, modification, amendment, extension, assignment, sub-leasing or termination of any existing lease (for a term of more than two weeks) relating to the Premises, without first submitting such lease or agreement to lease or such alteration, modification, amendment, extension, assignment, sub-leasing or termination to Mortgagee and obtaining its written consent thereto. Mortgagor will perform all of its obligations as lessor under all leases and any sub-lease of the Premises, will not consent to any subletting or assignment without Mortgagee's consent, or do or fail to do any act which might create in any lessee the right to cease payment of rent or terminate its lease, and agrees that approval by Mortgagee of any lease, amendment to lease, assignment or subletting shall not relieve Mortgagor from the obligations of these covenants. Mortgagor will comply with each and every obligation imposed upon it by any lease of the Premises.

         16. DEFAULT. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, at the option of Mortgagee (or automatically under the circumstances described in the Loan Agreement), the entire indebtedness secured by this instrument shall immediately become due and payable and shall bear interest at the highest default rate permitted to be charged under the Loan Agreement, and this Mortgage shall become absolute and the rights, title and interest of Mortgagor in, to and under the Premises shall become subject to foreclosure; and Mortgagee, in addition to all other remedies available under the Loan Documents or at law or in equity, shall have the right and power to do any one or more of the following: (l) sell the Premises if permitted by law, (2) institute judicial proceedings to foreclose the interest of Mortgagor in the Premises, (3) apply without notice, the same being hereby waived, for the appointment of a receiver for the Premises and the rents and profits thereof or (4) enter upon and take possession of the Premises and let the Premises and receive the rents, issues and profits thereof, make repairs and apply said rentals and profits thereto, and apply said rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amount hereby secured. At Mortgagee's option, Mortgagor, immediately after any Event of Default, will vacate the Premises within three (3) days after written demand has been made therefor by Mortgagee by delivering such demand at the Premises, and upon Mortgagor's failure so to do Mortgagee shall forthwith be entitled to recover possession of the Premises by action of forcible entry and detainer, or otherwise. Upon proceedings being commenced for the foreclosure of the interest of Mortgagor in the Premises, Mortgagee shall be at liberty to apply for the appointment of a receiver as a matter of right without consideration of the value of the Premises as security for the amount due Mortgagee or the solvency of any person or persons liable for the payment of such amount.

         17. ENVIRONMENTAL CONDITION OF PREMISES. Mortgagor hereby confirms those representations, warranties, covenants and indemnities set forth in the Loan Agreement with respect to the Premises hereunder.

         18. NON-WAIVER. The delay or the failure of Mortgagee to exercise any of its options to accelerate the indebtedness secured hereby, or to exercise its other rights or remedies in connection with any violation of the conditions, agreements or covenants of this Mortgage or the other Loan Documents shall not constitute a waiver of the right to exercise such rights because of any subsequent violation, and in determining whether a default has occurred, time shall be considered to be of the essence of this agreement.

         19. COSTS OF COLLECTING OR SECURING THE INDEBTEDNESS. All costs of collecting, securing or attempting to collect or secure the Obligations, including attorneys fees if permitted by law to be included, shall be deemed a part of the indebtedness secured hereby. The validity of the provisions in the Loan Documents relating to the collection of attorney fees, and other expenses incident to collecting or securing the indebtedness hereby, or enforcing or protecting the security for such indebtedness, shall be enforceable to the fullest extent permitted by law, any law or decision to the contrary being hereby waived by Mortgagor to the extent permitted by law.

         20. EXTENSION. Extension of the time for payment or modification of the required amortization of the sums secured by this Mortgage granted by Mortgagee to Mortgagor or to any successor in interest shall not operate to release, in any manner, the liability of the original mortgagor hereunder for the indebtedness secured hereby.

         21. CUMULATIVE EFFECT. All remedies provided in this Mortgage are distinct and cumulative to any other rights or remedies provided in the other Loan Documents, or afforded by law or equity, and may be exercised concurrently, independently or successively with such other rights or remedies. Mortgagor acknowledges that Mortgagee has acquired, and may in the future acquire, security interests in other real and personal property as security for the Obligations. Acquisition, modification, compromise or release of other security shall not release or impair in any way this Mortgage or any of Mortgagor's obligations hereunder. In the event of default, Mortgagee may exercise any available remedy in such order, successively or concurrently, as Mortgagee may determine in its absolute discretion, any marshalling of liens or other principle of law which might limit the time or manner in which Mortgagee exercises its remedies being hereby waived by Mortgagor.

         22. BINDING EFFECT AND CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Mortgagor and Mortgagee; provided that the terms of this paragraph 22 shall not be deemed to limit, in any way, the provisions of paragraph 13 hereof. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

         23. NOTICES. Any notice, demand or other communication provided for in this Mortgage shall be in writing and shall be deemed to be given when personally delivered or when sent by certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:


                  If To Mortgagee:
                  ----------------

                  Star Bank, National Association
                  425 Walnut Street
                  Cincinnati, Ohio  45202
                  Attention:  Andrew T. Hawking
                              Senior Vice President

                  with a copy to:

                  Elizabeth A. Galloway, Esq.
                  Taft, Stettinius & Hollister
                  1800 Star Bank Center
                  425 Walnut Street
                  Cincinnati, Ohio  45202-3957

                  If to Mortgagor:
                  ---------------

                  Frisch's Restaurants, Inc.
                  2800 Gilbert Avenue
                  Cincinnati, Ohio  45206
                  Attention:  Mr. Donald H. Walker
                              Vice President-Finance

                  with copies to:

                  Craig F. Maier, President
                  Frisch's Restaurants, Inc.
                  2800 Gilbert Avenue
                  Cincinnati, Ohio  45206
                  and

                  W. Gary King, Esq.
                  Frisch's Restaurants, Inc.
                  2800 Gilbert Avenue
                  Cincinnati, Ohio  45206


Mortgagor and Mortgagee may, by written notice to the other as provided hereunder, designate another address for purposes hereunder.

         24. SEVERABILITY. In the event that any provision or clause of this Mortgage or the other Loan Documents conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the other Loan Documents which can be given effect without the conflicting provision, and to this end the provisions of this Mortgage and the other Loan Documents are declared to be severable.

         25. SECURITY INTEREST. If any of the property herein mortgaged is of a nature such that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall also constitute the grant of a security interest therein to Mortgagee and serve as a Security Agreement, and Mortgagor agrees to execute any Financing Statements and to execute any other instruments that may be required for the further specification, perfection or renewal of such security interest.

         PROVIDED, ALWAYS, that if the Obligations shall be fully kept and performed, then these presents and the estate hereby granted shall cease, determine and be void.

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage effective as of this ____ day of ____________, 1997.

Signed and acknowledged in                  FRISCH'S RESTAURANTS, INC.
the presence of:                            an Ohio corporation


                                            By:
--------------------------                     -------------------------------
                                            Printed Name:
Printed name:                                            ---------------------
             -------------                  Title:
                                                  ----------------------------



--------------------------

Printed name:
             -------------

STATE OF                            )
        ----------------------------)       ss:
COUNTY OF                           )
         ---------------------------

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1997, by __________________, the __________________ of Frisch's
Restaurants, Inc., a corporation organized and existing under the laws of the State of Ohio, on behalf of the corporation.


                                        ----------------------------------------
                                        Notary Public

                                            My Commission expires: _____________

This instrument prepared by:

Daniel E. Fausz, Esq.
Taft, Stettinius & Hollister
1800 Star Bank Center
425 Walnut Street
Cincinnati, OH  45202-3957
(513) 381-2838

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                              Permitted Exceptions


         1. The lien of nondelinquent real property taxes and installments of assessments.

         2. [List other exceptions as may be permitted by Mortgagee, in its sole discretion.]

                                    EXHIBIT H
                                    ---------


                                               [To be appropriately modified for
                                               Companies other than Frisch's
                                               Restaurants, Inc. which
                                               own Designated Properties]


                               SECURITY AGREEMENT
                               ------------------



         THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of this _____ day of ______________, 1997, by and between STAR BANK, NATIONAL ASSOCIATION, a national banking association with an address at 425 Walnut Street, Cincinnati, Ohio 45202 ("Bank"), and FRISCH'S RESTAURANTS, INC., an Ohio corporation whose address is 2800 Gilbert Avenue, Cincinnati, Ohio 45206 ("Company"), and is as follows:

         1. DEFINITIONS. Whenever the following terms are used herein, they shall be defined as follows:

                  (A) Any capitalized term not defined herein shall have the meaning ascribed thereto in the Loan Agreement dated as of July 9, 1997 between Company and Bank (as the same may be amended, modified, renewed or extended from time to time, the "Loan Agreement"), unless the context requires otherwise.

                  (B) "Collateral" shall mean all of the following, whether now owned or existing or hereafter arising or acquired: (i) all of Company's now owned and hereafter acquired equipment and fixtures, including without limitation furniture, machinery, vehicles, computers and associated hardware and equipment and trade fixtures, now or hereafter located at or used in connection with the Company's restaurant operations at the locations described on EXHIBIT A attached hereto (the "Designated Properties"), together with any and all attachments, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof (the "Equipment"); (ii) all proceeds of sale of any of the Equipment or any of Company's other assets associated with the Designated Properties and all proceeds of sale of Company's interest as a limited partner in the Cincinnati Reds; (iii) all of Company's books and records related to the foregoing; and (iv) all proceeds, including without limitation insurance proceeds, of any and all of the foregoing.

                  (C) "Event of Default" shall have the meaning set forth in Paragraph 9 hereof.

                  (D) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform

Commercial Code (the "Code") as adopted in the jurisdiction in which any of the Collateral is located to the extent the same are defined therein.

         2. GRANT OF SECURITY. As security for all obligations of Company to Bank under the Loan Agreement, the Promissory Note dated as of ____________, 1997 given by Company to Bank (as the same may be amended, modified, renewed or extended from time to time, the "Note") and the other Loan Documents, as defined in the Loan Agreement (collectively, the "Obligations"), Company hereby grants to Bank a security interest in all of the Collateral.

         3. PERFECTION AND PROTECTION OF SECURITY INTEREST; DUTY OF CARE.

                  (A) Until all Obligations have been fully satisfied and the Loan Agreement has been terminated, this Agreement and Bank's security interest in the Collateral, and all proceeds thereof, shall continue in full force and effect. Company shall not permit any lien, claim or encumbrance (other than Permitted Liens, as provided in the Loan Agreement) to remain against any of the Collateral and Company shall perform any and all steps requested by Bank to perfect, maintain and protect Bank's security interest in the Collateral, including, without limitation, executing and filing financing and continuation statements in form and substance satisfactory to Bank. Bank may file one or more financing statements disclosing Bank's security interest under this Agreement without Company's signature appearing thereon, and Company shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Company agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Company shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof. If Company fails to pay such taxes, assessments and governmental charges, Bank may (but shall not be required to) pay the same and charge the cost to Company's account as part of the Obligations payable on demand and secured by the Collateral. In order to protect or perfect the security interest which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, pay any service bureau and obtain any record and charge the same to Company's account as an advance hereunder and part of the Obligations, payable on demand and secured by the Collateral.

                  (B) Bank shall have no duty of care with respect to the Collateral except that Bank shall exercise reasonable care with respect to the Collateral in Bank's custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Bank accords its own property, or if Bank takes such action with respect to the Collateral as Company shall request in writing, but no failure to comply with any such request nor any omission to do any such act requested by Company shall be deemed a failure to exercise reasonable care, nor shall Bank's failure to take steps to preserve rights against any parties or property be deemed to be failure to exercise reasonable care with respect to the Collateral in Bank's custody.

         4. BANK AS COMPANY'S ATTORNEY. Company hereby appoints Bank, or any other person whom Bank may designate, as Company's attorney, with power to do all things necessary to perfect Bank's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement, all at the cost of Company, and Company hereby ratifies and approves all acts of such attorney. Provided Bank acts in a commercially reasonable manner, neither Bank nor the attorney will be liable for any acts or omissions or error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and this Agreement terminated, whichever shall later occur. Company agrees to execute and deliver promptly to Bank all instruments necessary or appropriate, as determined in Bank's discretion, to further Bank's exercise of the rights and powers granted in this Paragraph 4.

         5. EXAMINATION OF COLLATERAL AND RECORDS. Bank shall at all times have access to and the right to examine and inspect the Collateral and all of Company's books and records relating thereto.

         6. WARRANTIES AND REPRESENTATIONS. Company warrants and represents that: (A) (i) The principal place of business of Company and the office where its chief executive officers and accounting offices are located is set forth on EXHIBIT B attached hereto, (ii) the offices where Company keeps its records concerning the Collateral are at the locations set forth on EXHIBIT C attached hereto, (iii) Company's registered office is at the location set forth on EXHIBIT D attached hereto, and (iv) all of the Equipment is at the locations set forth on EXHIBIT E attached hereto; (B) Company has executed UCC financing statements, containing sufficient descriptions of the Collateral and otherwise in form and substance sufficient for filing in every governmental, municipal or other office in every jurisdiction necessary to perfect Bank's security interest in the Collateral, and Company hereby irrevocably authorizes Bank to file the same; and (C) Company has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances whatsoever, except Permitted Liens.

         7. COVENANTS. Until the Obligations are fully paid, performed and satisfied and this Agreement is terminated, Company covenants that it shall: (A) Defend in good faith the Collateral against the claims and demands of all persons; (B) Advise Bank in writing, at least thirty (30) days prior thereto, of any change in Company's principal place of business or registered office, or any change in Company's name, or any change in location of the Equipment, and, in such event, Company shall promptly execute and deliver to Bank (and Company agrees that Bank may execute and deliver the same as Company's irrevocable attorney-in-fact) new UCC financing statements describing the Collateral specified herein and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Bank's sole discretion, to perfect or continue perfected Bank's security interest in the Collateral based upon such change, and

Company shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Bank therefor if Bank pays the same; (C) Immediately notify Bank in writing of any information which Company has or may receive with respect to the Collateral which might in any manner materially and adversely affect the value thereof or the rights of Bank with respect thereto; (D) Maintain the Equipment in good operating condition and repair, make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, promptly inform Bank of any additions to or deletions from the Equipment and immediately upon demand therefor by Bank, deliver to Bank any and all evidences of ownership of the Equipment; and if Company fails to keep and maintain the Equipment in good operating condition and repair or to make necessary replacements thereof, Bank may (but shall not be required to) so maintain, repair or replace all or any part of the Equipment and charge the cost thereof to Company's account as part of the Obligations payable on demand and secured by the Collateral; (E) Insure the Collateral against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Bank may specify in amounts and under policies by insurers acceptable to Bank, and all premiums thereon shall be paid by Company and the policies or a certificate thereof signed by the insurer shall, at Bank's option, be delivered to Bank upon the issuance of the policies to Company and at least fifteen (15) days prior to the expiration date thereof; at Bank's option, each such policy shall name Bank (and no other party) as a named insured, shall contain a lender's loss payable clause acceptable to Bank and shall provide that such policy may not be amended or cancelled without thirty (30) days prior written notice to Bank; and if Company fails to do so, Bank may (but shall not be required to) procure such insurance and charge the cost to Company's account as part of the Obligations payable on demand and secured by the Collateral; (F) Not permit any part of the Collateral or any of the records concerning the same to be removed from the locations referred to in Paragraph 6(A) above or any other location at which any of the same may hereafter be located and shall not move or change its principal place of business or registered office, without notification to Bank as provided in Paragraph 7(B) above; (G) Not permit any of the Equipment to become a fixture to real property not mortgaged to Bank or an accession to other personal property not constituting part of the Collateral; and (H) Not, except as otherwise provided herein or in the Loan Agreement, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral, the Designated Properties or Company's interest in the Cincinnati Reds.

         8. TERM. This Agreement shall terminate on the later to occur of (i) the full performance, payment and satisfaction of the Obligations and (ii) the termination of the Loan Agreement.

         9. EVENTS OF DEFAULT. The occurrence of any Event of Default under the Loan Agreement shall constitute an Event of Default hereunder.

         10. BANK'S RIGHTS AND REMEDIES.

                  (A) If any Event of Default shall occur, Bank shall have, in addition to all other rights provided herein, in the Loan Agreement and the other Loan Documents and available at law and in equity, the rights and remedies of a secured party under the Code, and further, Bank may, without notice, demand or legal process of any kind (except as may be required by law), all of which Company waives, at any time or times, take physical possession of the Collateral and maintain such possession on Company's premises at no cost to Bank, or remove the Collateral, or any part thereof, to such other place(s) as Bank may desire, or Company shall, upon Bank's demand, at Company's own cost and expense, assemble the Collateral and make it available to Bank, at a place reasonably convenient to Company and Bank, and Bank may sell and deliver any or all Collateral held by or for Bank at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as Bank deems advisable, at Bank's sole discretion, and may, if Bank deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Company agrees that Bank has no obligation to preserve rights to the Collateral against prior parties. Company acknowledges that portions of the Collateral could be difficult to preserve and dispose of and further subject to complex maintenance and management. Accordingly, Bank shall have the widest possible latitude to preserve and protect the Collateral and Bank's security interest therein, and Bank, at its option, shall have the unqualified right to appoint a receiver, without notice or hearing, for the preservation, possession, protection and disposition of all or part of the Collateral and the collection and protection for Bank of any proceeds of use or disposition of the Collateral and to do any other thing and exercise any other right or remedy which Bank may, with or without judicial process, do or exercise. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company at least five (5) days before the time of sale or other disposition. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Bank elects) of the Obligations. Bank will return any excess to Company or such other party as may be legally entitled thereto and Company shall remain liable to Bank for any deficiency. Bank's rights and remedies under this Agreement shall be cumulative and not exclusive of any other right or remedy which Bank may have.

                  (B) Company shall pay to Bank, on demand and as part of the Obligations, all costs and expenses, including court costs, attorneys' fees and costs of sale, incurred by Bank in exercising any of its rights or remedies hereunder.

         11. WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS.

                  (A) Any and all of Bank's rights with respect to the Collateral and the security interest granted hereunder shall continue unimpaired, notwithstanding the release or substitution of any Collateral at any time(s), or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by Bank in reference to any Obligations, and Company hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence.

                  (B) Failure by Bank to exercise any right, remedy or option under this Agreement or any present or future supplement hereto or in any other agreement between Company and Bank or delay by Bank in exercising the same will not operate as a waiver by Bank of its right to exercise any such right, remedy or option. No waiver by Bank will be effective unless it is in writing and then only to the extent specifically stated.

                  (C) This Agreement cannot be changed or terminated orally.

                  (D) Company may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise. All of the rights, privileges, remedies and options given to Bank hereunder shall inure to the benefit of Bank's successors and assigns, and all the terms, conditions, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of Company and Bank, respectively.

         12. MISCELLANEOUS.

                  (A) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (B) This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio and all other laws of mandatory application, including without limitation the laws of any state in which any of the Collateral may be located.

                  (C) All of the Obligations shall constitute one loan secured by Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims and encumbrances now and from time to time hereafter granted by Company to Bank. Bank may, in its sole discretion, (i) exchange, enforce, waive or release any such security or portion thereof, (ii) apply such security and direct the order or manner of sale thereof as Bank may, from time to time, determine, and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner following the occurrence of any Event of Default without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

                  (D) Any notice or notification required, permitted or contemplated hereunder shall be in writing and shall be deemed to be given when personally delivered or when sent by certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:

         Bank:             Star Bank, National Association
                           425 Walnut Street
                           Cincinnati, Ohio  45202
                           Attention:  Andrew T. Hawking
                                       Senior Vice President

         with copy to:     Elizabeth A. Galloway
                           Taft, Stettinius & Hollister
                           1800 Star Bank Center
                           425 Walnut Street
                           Cincinnati, Ohio  45202-3957

         Company:          Frisch's Restaurants, Inc.
                           2800 Gilbert Avenue
                           Cincinnati, Ohio  45206
                           Attention:  Mr. Donald H. Walker
                                       Vice President-Finance

         with copies to:   Craig F. Maier, President
                           Frisch's Restaurants, Inc.
                           2800 Gilbert Avenue
                           Cincinnati, Ohio  45206

                           and

                           W. Gary King, Esq.
                           Frisch's Restaurants, Inc.
                           2800 Gilbert Avenue
                           Cincinnati, Ohio  45206

Company or Bank may, by written notice to the other as provided herein, designate another address for purposes hereunder.

         IN WITNESS WHEREOF, this Agreement has been duly executed by Company as of the _____ day of ____________, 1997.

                                            FRISCH'S RESTAURANTS, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



Accepted as of _________________, 1997:

STAR BANK, NATIONAL ASSOCIATION


By:
   ----------------------------

Name:
     --------------------------

Title:
      -------------------------

                                    EXHIBIT I
                                    ---------

                            LIFE INSURANCE ASSIGNMENT
                            -------------------------


                                 (See attached)

                                                   FORM APPROVED BY
                                                   BANK MANAGEMENT COMMISSION
                                                   AMERICAN BANKERS ASSOCIATION
                                    EXHIBIT I
                                    ---------

                ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL

A. FOR VALUE RECEIVED the undersigned hereby assign, transfer and set over to STAR BANK, NATIONAL ASSOCIATION of 425 WALNUT STREET, CINCINNATI, OHIO 45202 its successors and assigns, (herein called the "Assignee") Policy No. _____________________________ issued by the ________________
         ______________________________________________ (herein called the
         "Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), upon the life of __________________ _________________________ of
         _____________________________ and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all the terms and conditions of the Policy and to all superior liens if any, which the Insurer may have against the Policy. The undersigned by this instrument jointly and severally agree and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth.

B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in assignment and pass by virtue hereof:
         1. The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;
         2. The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;
         3. The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;
         4. The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; provided, that unless and until the Assignee shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the plan in force at the time of this assignment; and
         5. The sole right to exercise all nonforfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive benefits and advantages derived therefrom.

C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this assignment and do not pass by virtue hereof:
         1. The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance;
         2.       The right to designate and change the beneficiary;
         3. The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer; but the reservation of these rights shall in no way impair the right of the Assignee to surrender the Policy completely with all its incidents or impair any other right of the Assignee hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this assignment and to the rights of the Assignee hereunder.

D. This assignment is made and the Policy is to be held as collateral security for any and all liabilities of the undersigned, or any of them, to the Assignee, either now existing or that may hereafter arise in the ordinary course of business between any of the undersigned and the Assignees (all of which liabilities secured or to become secured are herein called "Liabilities").

E.       The Assignee covenants and agrees with the undersigned as follows:
         1. That any balance of sums received hereunder from the Insurer remaining after payment of the then existing Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this assignment been executed;
         2. That the Assignee will not exercise either the right to surrender the Policy or (except for the purpose of paying premiums) the right to obtain policy loans from the Insurer, until there has been default in any of the Liabilities or a failure to pay any premium when due, nor until twenty days after the Assignee shall have mailed, by first-class mail, to the undersigned at the addresses last supplied in writing to the Assignee specifically referring to this assignment, notice of intention to exercise such right; and
         3. That the Assignee will upon request forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

F. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigation the reason for any action taken by the Assignee, or the validity or the amount of the Liabilities or the existence of any default therein, or the giving of any notice under Paragraph E (2) above or otherwise, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein, shall be drawn to the exclusive order of the Assignee if, when, and in such amounts as may be, requested by the Assignee.

G. The Assignee shall be under no obligation to pay any premium, or the principal of or interest on any loans or advances on the Policy whether or not obtained by the Assignee, or any other charges on the Policy, but any such amounts so paid by the Assignee from its own funds, shall become a part of the Liabilities hereby secured, shall be due immediately, and shall draw interest at a rate fixed by the Assignee from time to time not exceeding 6% per annum.

H. The exercise of any right, option, privilege or power given herein to the Assignee shall be at the option of the Assignee, but (except as restricted by Paragraph E (2) above) the Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the undersigned, or any of them.

I. The Assignee may take or release other security, may release any party primarily or secondarily liable for any of the of Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply to the Liabilities in such order as the Assignee may determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting or regard to other security.

J. In the event of any conflict between the provisions of this assignment and provisions of the note or other evidence of any Liability, with respect to the Policy or rights of collateral security therein, the provisions of this assignment shall prevail.

K. Each of the undersigned declares that no proceedings in bankruptcy are pending against him and that his property is not subject to assignment for the benefit of creditors.


         Signed and sealed this           day of            , 1997
                                ---------        -----------

----------------------------------         -------------------------------(L.S.)
              Witness                            Insured or Owner

----------------------------------         -------------------------------
                                                       Address

----------------------------------         -------------------------------(L.S.)
              Witness                                Beneficiary

---------------------------------          -------------------------------
                                                       Address

                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF _____________}
                       }SS:
COUNTY OF ____________}

         On the ______________ day of _______________ 1997, before me personally came _________________, to me known to be the individual _____________________
described in and who executed the assignment on the reverse side hereof and acknowledged to me that ______________ be ____________ executed the same.

                                     --------------------------------
                                              Notary Public
My commission expires ________________


                            CORPORATE ACKNOWLEDGMENT

STATE OF _____________}
                       }SS:
COUNTY OF ____________}

         On the ______________ day of _______________ 1997, before me personally came ____________________________________________, who being by me duly sworn, did depose and say that he resides in __________________________________________
that he is the ____________________ of ___________________________________, the
corporation described in and which executed the assignment on the reverse side hereof; that he knows the seal of said corporation; that the seal affixed to said assignment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                     --------------------------------
                                              Notary Public
My commission expires ________________

                                   ----------

Duplicate received and filed at the home office of the Insurer in _____________, this ___________ day of ___________ 1997

                                     -------------------------------------------

                                           By:
                                              ----------------------------------
                                                    Authorized Officer
----------
NOTE: When received by a corporation, the corporate seal should be affixed and there should be attached to the assignment a certified copy of the resolutions of the Board of Directors authorized the signing officer to execute and deliver the assignment in the name and on behalf of the corporations.

                              RELEASE OF ASSIGNMENT

         The debt which this assignment was given to secure having been paid in full, we hereby release all our right, title and interest in and to the policy thereby assigned to us.

         This ______ day of ________, 1997
                                             By:
                                                -------------------------------
                                             By:
                                                -------------------------------

STATE OF _____________}
                       }SS:
COUNTY OF ____________}

         I, _______________________________________, Notary Public in and for
said county and state, do hereby certify that __________________________________ and _________________________________ ,the persons whose names have been signed to the foregoing instrument, appeared before me this day in person and acknowledged that having read the said instrument, they signed, sealed and delivered the same as their free and voluntary act and as the deed and pursuant to authority conferred upon them by _________________________________________ .


         Given under my hand and notarial seal this _____ day of ________, 1997.


My commission expires _______________         --------------------------- (Seal)
                                                      Notary Public

                                   EXHIBIT I-A
                                   -----------

                             LIFE INSURANCE POLICIES
                             -----------------------


                                 (See attached)

                                   EXHIBIT I-A
                                   -----------


                           FRISCH'S RESTAURANTS, INC.
                             LIFE INSURANCE POLICIES


    INSURED                        INSURANCE                   POLICY
    -------                         COMPANY                    NUMBER
                                    -------                    ------

MARVIN G. FIELDS                    GREAT WEST                 1950802

MARVIN G. FIELDS                    GREAT WEST                 4107-093

MARVIN G. FIELDS                    PROVIDENT                  727-065

RICHARD T. MALLON                   GREAT WEST                 4107-090

RICHARD T. MALLON                   SECURITY LIFE              989044

H. CLIFTON FISCHER                  GREAT WEST                 4107-087

H. CLIFTON FISCHER                  PROVIDENT                  G3507-865

DONALD H. WALKER                    GREAT WEST                 4107-092

DONALD H. WALKER                    PROVIDENT                  G3507-901

CRAIG F. MAIER                      GREAT WEST                 4107-094

CRAIG F. MAIER                      PROVIDENT                  G3508-877

W. GARY KING                        SECURITY LIFE              989047

KAREN F. MAIER                      PROVIDENT                  1179583

JOSEPH L. YOWELL                    PROVIDENT                  1184544

JOSEPH L. YOWELL                    PROVIDENT                  G3507-866

RONALD E. HEINEMAN                  SECURITY LIFE              989043

JACK C. MAIER                       CONNECTICUT NAT'L          2A-7010852

JACK C. MAIER                       GREAT WEST LIFE            1231 - 348

JACK C. MAIER                       GREAT WEST LIFE            1511 - 228

JACK C. MAIER                       GREAT WEST LIFE            1629 - 356

JACK C. MAIER                       GREAT WEST LIFE            1724 - 573

JACK C. MAIER                       GREAT WEST LIFE            1996 - 512

JACK C. MAIER                       GREAT WEST LIFE            1801 - 750

JACK C. MAIER                      CONFEDERATION LIFE          5743 - 891

JACK C. MAIER                           HARTFORD               LRO559 - 474

JACK C. MAIER                       LINCOLN NATIONAL           64-1471 - 679

JACK C. MAIER                       LINCOLN NATIONAL           66-1099 - 177

JACK C. MAIER                       LINCOLN NATIONAL           66-1154 - 063

JACK C. MAIER                       LINCOLN NATIONAL           66-1183 - 154

JACK C. MAIER                       LINCOLN NATIONAL           64-1592 - 945

JACK C. MAIER                       LINCOLN NATIONAL           64-1273 - 454

JACK C. MAIER                       LINCOLN NATIONAL           64-1351 - 694

JACK C. MAIER                       PRUDENTIAL LIFE            14-690 - 257

CRAIG C. MAIER                       PROVIDENT LIFE            G3508 - 287

CRAIG C. MAIER                     CONFEDERATION LIFE          0574 - 5222

CRAIG C. MAIER                       PACIFIC MUTUAL            1A-222 - 57820

JACK C. MAIER                          GREAT WEST              4831 - 065

                                    EXHIBIT J
                                    ---------


                                 PROMISSORY NOTE
                                 ---------------


$___________________                                           Cincinnati, Ohio
                                                               __________, 1997


         FRISCH'S RESTAURANTS, INC., an Ohio corporation (the "Borrower"), for value received, hereby promises to pay to the order of STAR BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank"), or it successors or assigns, on or before ____________, 1999, the principal sum of _________________
($____________), together with interest thereon as hereinafter provided.

         This Note evidences the loan (the "Loan") made under the Loan Agreement dated as of July 9, 1997 between the Borrower and the Bank, as amended from time to time (the "Loan Agreement"), and is subject to the terms and conditions thereof, including, without limitation, the terms thereof providing for acceleration of maturity of the Loan. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used herein shall have the same meanings as in the Loan Agreement.

         Subject to the terms of the Loan Agreement, the Borrower shall from time to time have the option of designating that portions of the principal balance of the Loan bear interest at a rate per annum equal to (i) the One-Month LIBOR-Based Rate (as hereinafter defined) for a one (1) month period (the "One-Month LIBOR-Based Rate Period") and (ii) the Two-Month LIBOR-Based Rate (as hereinafter defined) for a two (2) month period (the "Two-Month LIBOR-Based Rate Period"). Any portion of the Loan with respect to which a One-Month LIBOR-Based Rate or a Two-Month LIBOR-Based Rate is not in effect shall bear interest at a rate per annum equal to the Prime-Based Rate (as hereinafter defined), with such rate to be adjusted on the effective date of any change in the Prime Rate (as hereinafter defined) by the Bank.

         The "One-Month LIBOR-Based Rate" shall mean the sum of (i) the annual rate, determined solely by the Bank, as the British Banking Association 11:00 a.m. Fix offered rate obtained from Telerate Systems Incorporated, Bloomberg Financial Systems or any other electronic media deemed appropriate by the Bank (rounded upwards, if necessary, to the nearest 1/10000 of one percent), for deposits in immediately available Dollars in the London Interbank Market (as hereinafter defined) at or about 11:00 a.m., London time, for the applicable One-Month LIBOR-Based Rate Period on the day two (2) London Business Days (as hereinafter defined) preceding the first day of such One-Month LIBOR-Based Rate Period, PLUS (ii) the LIBOR-Based Rate Spread (as hereinafter defined), and adjusted for Reserve Percentages (as hereinafter defined) and any other regulatory and/or governmental costs incurred by the Bank from eurocurrency liabilities. The "Two-Month LIBOR-Based Rate" shall mean the sum of (i) the annual rate, determined solely by the Bank, as the British Banking Association 11:00 a.m. Fix offered rate obtained from Telerate Systems Incorporated, Bloomberg Financial Systems or any other electronic media deemed appropriate by the Bank (rounded upwards, if necessary, to the nearest 1/10000 of one percent), for deposits in immediately available Dollars in the London Interbank Market at or about 11:00 a.m., London time, for the applicable Two-Month LIBOR-Based Rate Period on the day two (2) London Business Days preceding the first day of such Two-Month LIBOR-Based Rate Period, PLUS (ii) the LIBOR-Based Rate Spread, and adjusted for Reserve Percentages and any other regulatory and/or governmental costs incurred by the Bank from eurocurrency liabilities. In the event that Telerate Systems Incorporated, Bloomberg Financial Systems or any other electronic media selected by the Bank ceases to quote such rates, the Bank shall, in its discretion, select an alternative rate source. The One-Month LIBOR-Based Rate and the Two-Month LIBOR-Based Rate are each sometimes referred to herein as a "LIBOR-Based Rate," and the One-Month LIBOR-Based Rate Period and the Two-Month LIBOR-Based Rate Period are each sometimes referred to herein as a "LIBOR-Based Rate Period."

         The "LIBOR-Based Rate Spread" shall initially be one hundred fifty
(150) basis points, and shall be adjusted as follows: If on or before the date that is one (1) year after the date hereof (the "Disbursement Anniversary Date"), the outstanding principal balance of the Loan shall have been reduced to less than Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Designated Level"), the LIBOR-Based Rate Spread shall, commencing on the date of such reduction, be one hundred twenty-five (125) basis points, and if by the Disbursement Anniversary Date the outstanding principal balance of the Loan shall not have been reduced to the Designated Level, the LIBOR-Based Rate Spread shall, commencing on the Disbursement Anniversary Date, be one hundred seventy-five (175) basis points.

         "London Interbank Market" shall mean the London eurodollar interbank market where rates are offered to the Bank by prime banks for deposits of immediately available Dollars. "London Business Day" shall mean any day other than a Saturday, Sunday or holiday on which banks in London, England are authorized by law to close.

         "Reserve Percentages" shall mean the total maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for eurocurrency liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent, and includes, but is not limited to, marginal, emergency, supplemental, special and other reserve percentages. The amount of the adjustment for Reserve Percentages and regulatory and/or governmental costs shall be based upon the assumption that the Bank funded one hundred percent (100%) of the Loan or portion thereof bearing interest at a LIBOR-Based Rate in the London Interbank Market.

         The "Prime Rate" shall mean that rate announced by the Bank as its prime rate, which rate is determined solely by the Bank pursuant to market factors and its own operating needs and is not necessarily the Bank's best or most favorable rate for commercial or other loans. The "Prime-Based Rate" shall initially be the Prime Rate, and shall be adjusted as follows: If on or before the Disbursement Anniversary Date the outstanding principal balance of the Loan shall have been reduced to the Designated Level, the Prime-Based Rate shall, commencing on the date of such reduction, be the Prime Rate MINUS twenty-five
(25) basis points, and if on or before the Disbursement Anniversary Date the outstanding principal balance of the Loan shall not have been reduced to the Designated Level, the Prime-Based Rate shall, commencing on the Disbursement Anniversary Date, be the Prime Rate PLUS twenty-five (25) basis points.

         Interest on any portion of the Loan bearing interest at the Prime-Based Rate shall be payable monthly, in arrears, commencing on _________________, 1997, and on the last day of each calendar month thereafter, and when this Note is due (whether by reason of acceleration or otherwise). Interest on any portion of the Loan bearing interest at a LIBOR-Based Rate shall be payable, in arrears, on the last day of the LIBOR-Based Rate Period applicable thereto, and when this
Note is due (whether by reason of acceleration or otherwise). Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty
(360) days but applied to the actual number of days elapsed. At the option of the Bank, (a) prior to acceleration of this Note, in the event that any interest on or principal of this Note remains unpaid past thirty (30) days of the date due, and/or (b) upon the occurrence of any other Event of Default under the Loan Agreement or upon the acceleration of this Note, interest (computed and adjusted in the same manner, and with the same effect, as interest on this Note prior to maturity) on the outstanding balance of this Note shall be payable on demand at the Prime Rate PLUS an additional three percent (3%) per annum up to any maximum rate permitted by law, in all cases until paid and whether before or after the entry of any judgment thereon. In addition, in the event that the Borrower should fail to make any payment hereunder within ten (10) days of the date due, the Borrower shall pay the Bank a fee in an amount of up to five percent (5%) of the amount of such payment, but in no event less than fifty dollars ($50.00), which fee shall be immediately due and payable without notice or demand.

         The Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to the net after-tax proceeds from the sale of any assets of the Borrower or any of its Subsidiaries (other than sales of any assets as described in SECTION 2(L)(II) or SECTION 2(L)(III) of the Loan Agreement) on the date of receipt of such proceeds (provided that if prepayment on such date would cause the Borrower to be subject to a charge hereunder because of repayment of a portion of the Loan bearing interest at a LIBOR-Based Rate prior to the expiration of the LIBOR-Based Rate Period applicable hereto, then, at the option of the Borrower, such proceeds shall not be applied to the prepayment of the Loan on such date, but instead shall be deposited into a non-interest bearing account at the Bank under the sole control of the Bank and shall be applied to prepayment of the Loan at the expiration of such LIBOR-Based Rate Period), and the Borrower shall prepay the outstanding principal balance of the Loan by at least Five Million Five Hundred Thousand Dollars ($5,500,000), whether from the proceeds of asset sales or otherwise, on or before the Disbursement Anniversary Date. Unless sooner due and payable as provided hereunder, the entire outstanding principal balance of this Note shall be due and payable in full on ______________, 1999.

         All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Location 9150, Cincinnati, Ohio 45202, or at such other place as may be designated by the Bank to the Borrower in writing. The Bank is authorized by the Borrower to enter from time to time the balance of this Note and all payments and prepayments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note.
         The Borrower may, at its option, from time to time repay or prepay part or all of the outstanding principal balance of the Loan bearing interest at the Prime-Based Rate without premium. The Loan or any portion thereof bearing interest at a LIBOR-Based Rate may only be repaid without charge at the expiration of the LIBOR-Based Rate Period applicable thereto, and any repayment of the Loan or any portion thereof bearing interest at a LIBOR-Based Rate at any time prior to the expiration of the LIBOR-Based Rate Period applicable thereto shall be subject to a charge in an amount determined by the Bank in its reasonable discretion, such charge to compensate the Bank for loss of bargain with respect to the Loan or portion thereof being so paid, and not as a penalty, payable upon demand accompanied by a reasonably detailed statement as to such charge (which statement shall be conclusive in the absence of manifest error).

         IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the other party at any of its addresses noted herein, or
(b) as otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

                                        FRISCH'S RESTAURANTS, INC.

                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------
                                      Address:  2800 Gilbert Avenue
                                      Cincinnati, Ohio  45206